UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sealed Air Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sealed Air Corporation 200 Riverfront Boulevard Elmwood Park, NJ 07407-1033

April 4, 2012

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Sealed Air Corporation scheduled to be held on Thursday, May 17, 2012 at 10:00 a.m., Eastern Time, at the Saddle Brook Marriott at 138 New Pehle Avenue, Saddle Brook, New Jersey 07663. Your Board of Directors and senior management look forward to greeting you at the meeting.

At this meeting, you will be asked to elect the entire Board of Directors of Sealed Air and to ratify the selection of KPMG LLP, an Independent Registered Public Accounting Firm, as our independent registered public accounting firm for 2012. In addition, you will be asked for an advisory vote on our executive compensation as disclosed in the proxy statement. These matters are important, and we urge you to vote in favor of the nominees, our executive compensation and the ratification of the appointment of our independent auditor.

For your convenience, we are also offering a webcast of the meeting. If you choose to follow the meeting via webcast, go to http://ir.sealedair.com shortly before the meeting time and follow the instructions to join the event. We will also provide a replay of this meeting for your reference.

This year as in 2011 we are taking advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet. This e-proxy process expedites stockholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. Today, we sent to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2012 proxy statement and 2011 annual report and vote via the Internet. Other stockholders will receive a copy of the proxy statement and annual report by mail or e-mail.

Regardless of the number of shares of common stock you own, it is important that you submit your vote in person or by proxy. You will find the instructions for voting on the Notice of Internet Availability of Proxy Materials or proxy card. We appreciate your prompt cooperation.

On behalf of your Board of Directors, we thank you for your ongoing support.

Sincerely,

William V. Hickey

President and

Chief Executive Officer

SEALED AIR CORPORATION

200 Riverfront Boulevard

Elmwood Park, New Jersey 07407-1033

PROXY STATEMENT

Dated April 4, 2012

For the 2012 Annual Meeting of Stockholders

General Information

We are furnishing this Proxy Statement and related proxy materials in connection with the solicitation by the Board of Directors of Sealed Air Corporation (“Sealed Air,” the “Company,” “we,” “us” or “our”), a Delaware corporation, of proxies to be voted at our 2012 Annual Meeting of Stockholders and at any adjournments. We are providing these materials to the holders of Sealed Air common stock, par value $0.10 per share. We are first making available or mailing the materials on or about April 4, 2012 to stockholders of record at the close of business on March 19, 2012.

The Annual Meeting is scheduled to be held:

Date:	Thursday, May 17, 2012
Time:	10:00 a.m., Eastern Time
Place:	Saddle Brook Marriott 138 New Pehle Avenue Saddle Brook, New Jersey 07663

Your vote is important. Please see the detailed information that follows.

2012 Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Time and Date	10:00 a.m. (ET) May 17, 2012
Place	Saddle Brook Marriott
138 New Pehle Avenue
Saddle Brook, New Jersey 07663
Record Date	March 19, 2012
Voting

Stockholders of record of Sealed Air common stock at the close of business on March 19, 2012, the record date, will be entitled to vote at the Annual Meeting. Each outstanding share is entitled to one vote.

Annual Meeting Agenda

Board Vote Recommendation
Election of Directors (Proposals 1-11)	FOR each Director Nominee
Advisory Vote on Executive Compensation	FOR
Ratification of Auditors	FOR

How to Cast Your Vote

You can vote by any of the following methods:

•	Internet (http://www.proxyvoting.com/see/) until May 16, 2012;

•	Telephone (1-866-540-5760) until May 16, 2012;

•	Completing, signing and returning your proxy or voting instruction card before May 16, 2012; or
•

In person, at the annual meeting: If you are a shareholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a broker, nominee or other intermediary, you must bring proof of ownership with you to the meeting.

Governance of the Company

•	Corporate Governance Guidelines

•	Independence of Directors

•	Code of Conduct

•	Board Oversight of Risk

•	Communicating with Directors

•	Board Leadership Structure
•	Board of Directors Overview

•	Audit Committee

•	Nominating and Corporate Governance Committee

•	Organization and Compensation Committee

•	Compensation Committee Interlocks and Insider Participation

PROXY SUMMARY

Director Nominees

Independent
		Director		Experience/	(Yes/No)
Name	Age	since	Occupation	Qualifications	Yes	No	Committee Memberships	Other Company Boards
Hank Brown	72	1997	Senior Counsel at	• Leadership	X		• Audit (Chair)	• Sensient Technologies
			Brownstein Hyatt	• Industry			• Nominating and Corporate	Corporation
			Farber Schreck	• Government			Governance
Michael Chu	63	2002	Managing Director	• Leadership	X		• Audit	• Arcos Dorados
			of IGNIA Fund and	• Global			• Organization and
			Professor at Harvard	• Finance			Compensation Committee
Business School
Lawrence R. Codey	67	1993	Retired President	• Leadership	X		• Audit	• Horizon Blue Shield Blue
			and COO of PSE&G	• Government			• Nominating and Corporate	Cross of New Jersey
				• Finance			Governance	• United Water Resources
Patrick Duff	54	2010	General Partner of	• Leadership	X		• Audit
			Prospect Associates	• Finance
• Education
T.J. Dermot Dunphy	80	1969	Chairman of private	• Leadership		X
			equity firm. Retired	• Industry
			CEO of Sealed Air	• Finance
Corporation
William V. Hickey	67	1999	CEO of Sealed Air	• Leadership		X		• Public Service Enterprise
			Corporation	• Industry				Group Incorporated
				• Finance				• Sensient Technologies
Corporation
Jacqueline B. Kosecoff	62	2005	Managing Partner of	• Leadership	X		• Nominating and Corporate	• CareFusion Corporation
			Moriah Partners LLC	• Industry			Governance	• Steris Corporation
				• Global			• Organization and
Compensation Committee
Kenneth P. Manning	70	2002	Chairman and	• Leadership	X		• Nominating and Corporate	• Sensient Technologies
			CEO of Sensient	• Industry			Governance	Corporation
			Technologies	• Global			• Organization and
			Corporation				Compensation Committee
William J. Marino	68	2002	Retired Chairman,	• Leadership	X		• Nominating and Corporate	• Sun Bancorp
			President and CEO	• Industry			Governance
			of Horizon Blue	• Governance			• Organization and
			Shield Blue Cross of				Compensation Committee
New Jersey
Richard L. Wambold	60	2012	Retired CEO of	• Leadership	X			• Precision Castparts
			Reynolds/Pactiv	• Industry				Corp.
			Food Service and	• Global				• Cooper Tire & Rubber
			Consumer Products					Company
Jerry R. Whitaker	61	2012	Retired President of	• Leadership	X			• Crescent Electric
			Electrical Sector-	• Global				Corporation
			Americas, Eaton	• Industry				• Matthews International
			Corporation					Corporation

2011 Review

(For more detail please see 2011 Annual Report)

Our business experienced ongoing growth in 2011 both from organic sales improvement and from the acquisition of Diversey Holdings Inc., on October 3, 2011. Adjusted operating profit margins for the legacy Sealed Air business were relatively steady compared with prior years while navigating through a slowing pace of economic growth and higher average petrochemical-based raw material costs in the year. Although we were pleased by the resilience of our business, our 2011 financial results did not meet some of our goals, resulting in lower annual incentive compensation for the year.

As part of our Diversey acquisition, we experienced volatility in share price performance and stockholder mix. Our Board of Directors remains excited about the long term growth opportunities and value creation associated with the Diversey acquisition and has reaffirmed its commitment to the acquisition and our track record of best-in-class governance practices by:

•	appointing a lead director in late 2011, which replaces a rotational lead position;

•	adding two additional independent directors in early 2012;

•	approving our CEO’s recommendation to place a substantial portion of his compensation at risk (reducing his base salary to $100,000 in 2012); and

•	aligning 2012 annual and long term incentive compensation targets with our 2013 financial and operational objectives for the transaction.

PROXY SUMMARY

Compensation Philosophy and Objectives

Our executive compensation philosophy is to provide compensation in the forms and at levels that will permit us to retain and motivate our existing executives and to attract new executives with the skills and attributes that we need. The compensation program is intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit us and our stockholders and to create an alignment of interests between our executives and our stockholders. The compensation program is designed to establish an appropriate balance between providing incentives for short and long-term strategic objectives, with a greater weight placed on rewarding the achievement of longer term objectives and financial performance of the Company.

The Compensation Committee is responsible for establishing and implementing our executive compensation philosophy and for ensuring that the total compensation paid to our executive officers and other executives is fair and competitive and motivates high performance.

ELEMENTS OF EXECUTIVE COMPENSATION

Compensation Element	Description
Base Salary	• Fixed cash compensation
Annual Incentive Compensation	• Annual cash award based on percentage of base salary
• Officer may elect to receive portion in restricted stock with a 25% premium
Long-Term Incentives	• Performance share units
• Occasional restricted stock award
Retirement Plans	• Profit Sharing Plan
• Partial 401(k) match
Other Benefits	• Health care and life insurance programs
• Limited perquisites

2011 Executive Total Compensation Mix

Director and Executive Compensation

2011 DIRECTOR COMPENSATION TABLE

	Fees Earned or		All Other
Director	Paid in Cash	Stock Awards	Compensation	Total
Hank Brown	($) 96,875	($) 70,017	($) 2,000	($) 168,892
Michael Chu	81,250	70,017	0	151,267
Lawrence R. Codey	91,500	70,017	4,000	165,517
Patrick Duff	17,000	130,010	0	147,010
T. J. Dermot Dunphy	66,000	70,017	5,000	141,017
Charles F. Farrell, Jr.	25,000	0	2,000	27,000
Jacqueline B. Kosecoff	81,625	70,017	0	151,642
Kenneth P. Manning	84,625	70,017	0	154,642
William J. Marino	29,250	130,010	0	159,260

PROXY SUMMARY

Summary Compensation Table

					Change in Pension Value
			Stock	Non-Equity	and Nonqualified Deferred	All Other
Name and		Salary	Awards	Incentive Plan	Compensation Earnings	Compensation	Total
Principal Position	Year	($)	($)	Compensation	($)	($)	($)
William V. Hickey	2011	675,000	4,993,758	0	0	46,141	5,714,900
President and Chief Executive Officer	2010	670,833	4,218,763	0	0	50,486	4,940,082
	2009	650,000	6,812,506	0	0	50,064	7,512,570
Tod S. Christie	2011	252,667	201,388	9,813	0	38,053	501,921
Treasurer and Interim Chief Financial Officer

Emile Chammas	2011	408,333	840,528	0	0	70,602	1,319,463
Vice President
Karl R. Deily	2011	372,500	681,274	31,250	0	32,702	1,117,726
Vice President	2010	350,000	654,001	51,400	0	40,113	1,095,514
	2009	300,000	1,406,700	162,000	0	39,548	1,908,248
H. Katherine White	2011	373,333	583,774	19,250	0	40,079	1,016,436
Vice President, General Counsel and Secretary

David H. Kelsey	2011	323,553	1,276,580	0	0	57,031	1,627,020
Former Senior Vice President and Chief	2010	462,500	922,755	105,926	0	51,774	1,542,955
Financial Officer	2009	450,000	1,456,461	270,844	0	44,409	2,221,714

Advisory Vote on Executive Compensation

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables.

Auditors

The Audit Committee has approved the retention of KPMG LLP, an Independent Registered Public Accounting Firm, as the independent auditor of Sealed Air to examine and report on the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting for the fiscal year ending December 31, 2012, subject to ratification of the retention by the stockholders at the Annual Meeting.

Notice of Annual Meeting of Stockholders

of

Sealed Air Corporation

We will hold the Annual Meeting of Stockholders of Sealed Air Corporation, a Delaware corporation, on May 17, 2012 at 10:00 a.m., Eastern Time, at the Saddle Brook Marriott, 138 New Pehle Avenue, Saddle Brook, New Jersey 07663. The purposes for the Annual Meeting are to elect Sealed Air’s entire Board of Directors, to provide for an advisory vote of the stockholders on our executive compensation as disclosed in the attached proxy statement, to ratify the appointment of the independent auditor of Sealed Air, and to transact such other business as may properly come before the meeting. The individual proposals are:

1.	Election of Hank Brown as a Director.

2.	Election of Michael Chu as a Director.

3.	Election of Lawrence R. Codey as a Director.

4.	Election of Patrick Duff as a Director.

5.	Election of T. J. Dermot Dunphy as a Director.

6.	Election of William V. Hickey as a Director.

7.	Election of Jacqueline B. Kosecoff as a Director.

8.	Election of Kenneth P. Manning as a Director.

9.	Election of William J. Marino as a Director.

10.	Election of Richard L. Wambold as a Director.

11.	Election of Jerry R. Whitaker as a Director.

12.	Advisory vote on executive compensation as disclosed in the proxy statement.

13.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012.

14.	In accordance with the Proxy Committee’s discretion, upon such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 19, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

We have sent or made available a copy of our 2011 Annual Report to Stockholders to all stockholders of record. Additional copies are available upon request.

We invite you to attend the meeting so that management can discuss business trends with you, listen to your suggestions, and answer any questions that you may have. Because it is important that as many stockholders as possible be represented at the meeting, please review the proxy statement promptly and carefully and then vote. You may vote by following the instructions for voting set forth on the Notice of Internet Availability of Proxy Materials or on your proxy card, or if you receive a paper copy of the proxy card by mail, you may complete and return the proxy card in the accompanying post-paid, addressed envelope. If you attend the meeting, you may vote your shares personally even though you have previously voted by proxy.

The only voting securities of the Company are the outstanding shares of its common stock, par value $0.10 per share. The Company will keep a list of the stockholders of record at its principal office at 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033 for a period of ten days prior to the Annual Meeting.

On behalf of the Board of Directors

H. KATHERINE WHITE

Secretary

Elmwood Park, New Jersey

April 4, 2012

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on May 17, 2012

Please note that the Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting of Stockholders and 2011 Annual Report are available at:

http://proxyreport.sealedair.com

Questions and Answers about the Annual Meeting

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you in connection with our Annual Meeting of Stockholders, which will take place on May 17, 2012. These materials were first made available on the Internet or mailed to shareholders on or about April 4, 2012. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this Proxy Statement.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	In accordance with rules and regulations adopted by the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this Proxy Statement and our 2011 Annual Report to Stockholders, by providing access to such documents via the Internet. This e-proxy process expedites stockholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting.

Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, we have mailed a Notice of Internet Availability of Proxy Materials that will tell you how to access and review all of the proxy materials on the Internet. The notice also tells you how to vote on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions for requesting such materials in the notice.

Q:	What is included in these materials?

A:	These materials include:

Our Proxy Statement for the Annual Meeting; and

Our 2011 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you requested or receive printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.

Q:	What are the stockholders voting on?

A:	• Election of the entire Board of Directors

The eleven nominees are:

•	Hank Brown
•	Michael Chu
•	Lawrence R. Codey
•	Patrick Duff
•	T. J. Dermot Dunphy
•	William V. Hickey
•	Jacqueline B. Kosecoff
•	Kenneth P. Manning
•	William J. Marino
•	Richard L. Wambold
•	Jerry R. Whitaker
•	Advisory vote on executive compensation
•	Ratification of KPMG LLP as our independent registered public accounting firm for 2012

Q:	Who can vote?

A:	Stockholders of record of Sealed Air common stock at the close of business on March 19, 2012, the record date, will be entitled to vote at the Annual Meeting. Each outstanding share is entitled to one vote.

Q:	How do I vote my shares?

A:	Stockholders of record may vote via the Internet or, if you received a paper proxy card, by mail. Also, the proxy card contains a toll free telephone number that you may use to vote. If you received a paper proxy card and choose to vote by mail, we have provided a postage-paid envelope. For your information, voting via the Internet is the least expensive to the Company, followed by telephone voting, with voting by mail being the most expensive. Also, you may help us to save the expense of a second mailing if you vote promptly.

Q:	How do I vote via the Internet?

A:	Stockholders of record may vote via the Internet as instructed on the Notice of Internet Availability of Proxy Materials or proxy card. We provide voting instructions on the web site for you to follow. Internet voting is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote via the Internet, you do not need to return a proxy card. Please see the notice or proxy card for Internet voting instructions.

Q:	How do I vote by telephone?

A:	Stockholders of record who receive a proxy card may vote by calling the toll-free number listed on the proxy card and following the instructions provided on the telephone line. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return a proxy card. Please see the proxy card for telephone voting instructions.

Q:	How do I vote by mail?

A:	If you have received a paper proxy card and choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted as recommended by our Board of Directors.

Q:	How will my proxy be voted?

A:	Regardless of the method by which you vote, if you specify the manner in which your shares are to be voted on a matter, the shares represented by your proxy will be voted in accordance with your specification. If you submit a proxy but do not make a voting specification, your shares will be voted in the manner recommended by our Board of Directors as shown in this Proxy Statement and on the proxy card.

Q:	Can I access the Annual Meeting materials via the Internet?

A:	The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting of Stockholders and 2011 Annual Report are available at:

http://proxyreport.sealedair.com

Q:	May I change my vote? May I revoke my proxy?

A:	Whatever method you use to vote, you may later revoke your proxy at any time before it is exercised by:

•	voting via the Internet or telephone at a later time;

•	submitting a properly signed proxy card with a later date; or

•	voting in person at the Annual Meeting.

Q:	Can I vote at the Annual Meeting?

A:

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Any stockholder of record may vote in person at the Annual Meeting whether or not he or she has previously voted. If your shares are held in “street name,” that is, in the name of a bank, broker or other holder of record, you must obtain a written proxy, executed in your favor, from the record holder to be able to vote at the meeting. If you hold shares in our Profit-Sharing Plan or our 401(k) Thrift Plan, you cannot vote those shares in person at the Annual Meeting; see the question and answer below. We will treat all shares that have been voted properly, and all proxies that have not been revoked, as being present for the purpose of determining the presence of a quorum at the Annual Meeting. The persons named in the proxy will vote all of these shares at the meeting.

Q.	What is the deadline for voting my shares if I do not vote in person at the Annual Meeting?

A.	If you are a stockholder of record and do not vote in person at the Annual Meeting, you may vote by Internet or by telephone until 11:59 p.m., E.D.T., on May 16, 2012. If you are a beneficial owner of shares held through a bank or brokerage firm, please follow the voting instructions provided by your bank or brokerage firm.

If you hold shares of the Company through Sealed Air’s Profit-Sharing Plan or Sealed Air’s 401(k) Thrift Plan, please refer to the next question.

Q:	How do I vote if I participate in Sealed Air’s Profit-Sharing Plan or 401(k) Thrift Plan?

A:	For each participant in Sealed Air’s Profit-Sharing Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity Management Trust Company (“Fidelity”), trustee for the Profit-Sharing Plan, for the shares of common stock allocated to the participant’s account in the plan. For each participant in Sealed Air’s 401(k) Thrift Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity, which also acts as trustee for the 401(k) Thrift Plan, for the shares of common stock allocated to the participant’s account in the plan. Internet voting is available to plan participants. Fidelity will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 11:59 p.m. (Eastern Time) on May 14, 2012. The terms of each plan provide that Fidelity will vote shares allocated to the accounts of participants who do not provide timely voting instructions in the same proportion as shares it votes on behalf of participants who do provide timely voting instructions.

Q:	What if my broker holds shares in street name for me?

A:	Under the rules of the New York Stock Exchange, Inc., or “NYSE,” brokers who hold shares in street name for customers have the authority to vote on specified items when they have not received instructions from their customers who are the beneficial owners of the shares. We understand that, unless instructed to the contrary by the beneficial owners of shares held in street name, brokers may exercise this authority to vote on the ratification of the appointment of the independent auditor of Sealed Air. For the purpose of determining a quorum, we will treat as present at the meeting any proxies that are voted on any matter to be acted upon by the stockholders, including abstentions or any proxies containing broker non-votes.

Q:	What if other matters are presented at the Annual Meeting?

A:	If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters for you. We do not know of any other matters to be presented for consideration at the Annual Meeting.

Vote Required for Election or Approval

Introduction

Sealed Air’s only voting securities are the outstanding shares of our common stock. As of the close of business on March 19, 2012, 193,995,709 shares of common stock were outstanding, each of which is entitled to one vote at the Annual Meeting. Only holders of record of common stock at the close of business on March 19, 2012, the record date, will be entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on any matters to be considered at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. For the purpose of determining a quorum, we will treat as present at the meeting any proxies that are voted on any matter to be acted upon by the stockholders, including abstentions or any proxies containing broker non-votes. Except as set forth below with respect to the election of directors, we will treat abstentions, but not broker non-votes, as votes cast on any matter.

Election of Directors: Majority Vote Requirement

Each director will be elected by a vote of the majority of the votes cast with respect to that director, where a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” the director. We will not count shares voted to “abstain” for the purpose of determining whether a director is elected. Under the Company’s Certificate of Incorporation, its By-laws and the Delaware General Corporation Law, a director holds office until a successor is elected and qualified or until his or her earlier resignation or removal. If any of the nominees that is currently in office is not elected at the Annual Meeting, then the By-laws provide that the director shall offer to resign from our Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to our Board whether to accept or reject the resignation, or whether other action should be taken. Our Board will consider and act on the recommendation of the Nominating and Corporate Governance Committee and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who offers his or her resignation will not participate in the decision of the Nominating and Corporate Governance Committee or of the Board of Directors. If the Board of Directors accepts such resignation, then the Board can fill the vacancy resulting from that resignation or can reduce the number of directors that constitutes the entire Board of Directors so that no vacancy exists.

Advisory Vote on Executive Compensation

The advisory vote on executive compensation must be approved by the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Ratification of KPMG LLP as Our Independent Registered Public Accounting firm for 2012

The ratification of KPMG LLP as our independent registered public accounting firm for 2012 must be approved by the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Other Matters

Any other matters considered at the Annual Meeting must be approved by the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Corporate Governance

Corporate Governance Guidelines

The Board has adopted and operates under Corporate Governance Guidelines that reflect our current governance practices in accordance with applicable statutory and regulatory requirements, including those of the SEC and the NYSE. The Corporate Governance Guidelines are available on our web site at www.sealedair.com.

Independence of Directors

Under the Corporate Governance Guidelines and the requirements of the NYSE, the Board must consist of a majority of independent directors. The Board annually reviews the independence of all non-employee directors. The Board has established categorical standards consistent with the corporate governance standards of the NYSE to assist it in making determinations of the independence of Board members. We have attached a copy of our current director independence standards to this Proxy Statement as Annex A and also posted a copy on our web site at www.sealedair.com. These categorical standards require that, to be independent, a director may not have a material relationship with the Company. Even if a director meets all categorical standards for independence, the Board reviews other relationships with the Company in order to conclude that each independent director has no material relationship with the Company either directly or indirectly.

The Board of Directors has determined that the following directors are independent: Hank Brown, Michael Chu, Lawrence R. Codey, Patrick Duff, Jacqueline B. Kosecoff, Kenneth P. Manning, William J. Marino, Richard L. Wambold and Jerry R. Whitaker. In evaluating the independence of the non-employee directors, the Board considered the following transactions, relationships or arrangements:

•

From 2009 through 2011, our vision plan provider was Spectera, to which we paid annual fees of approximately $550,000, and during 2009, the health maintenance organization, or HMO, for one of our facilities was John Deere/United Healthcare, to which we paid a fee of $500,000. Both Spectera and the HMO are affiliates of UnitedHealth Group. The employee vision plan services are expected to continue through calendar year 2012 for approximately the same annual fees as in 2011. Additionally, Diversey Holdings, Inc. and its subsidiaries, or Diversey, which became an affiliate on October 3, 2011, purchased approximately $2 million of health services from UnitedHealth Group during 2011, and these services are expected to continue through 2012 for approximately the same annual fees. Until February 2012, Dr. Kosecoff served as the Chief Executive Officer of Optum Rx (previously Prescription Solutions), a UnitedHealth Group company. Our Board determined that these immaterial transactions and relationships did not impair the independence of Dr. Kosecoff.

•

The Company entered into a transaction, effective January 1, 2009, with the Blue Cross Blue Shield group regarding the provision of health services in Texas and New York for approximately 1,200 Company employees, pursuant to which Horizon Blue Cross Blue Shield of New Jersey has received an annual administrative fee of approximately $510,000 per year. This relationship will continue in 2012. Mr. Marino previously served as the Chairman, President and Chief Executive Officer and a director of Horizon Blue Cross Blue Shield of New Jersey until his retirement on March 1, 2011, and Mr. Codey is a director of Horizon Blue Cross Blue Shield of New Jersey. Our Board determined that these immaterial transactions and relationships did not impair the independence of Mr. Marino or Mr. Codey.

•

From 2009 through 2011, we purchased colors from Sensient Technologies Corporation in the amount of less than $200,000 in each year. In 2011, Sensient also supplied products to Diversey, with purchases totaling approximately $180,000 during the year. Additionally, in 2011, Sealed Air and its affiliates (including Diversey) sold products to Sensient and its affiliates in an amount totaling no more than $225,000. We may continue similar commercial relationships with Sensient Technologies at a similar level during 2012. One of our directors, Mr. Manning, serves as Chairman and Chief Executive Officer of Sensient, and two of our other directors, Mr. Brown and Mr. Hickey, also serve as directors of that company. Our Board determined that these immaterial transactions and relationships did not impair the independence of Mr. Manning or Mr. Brown.

Code of Conduct

For many years, we have had a Code of Conduct applicable to the Company and its subsidiaries. The Code of Conduct applies to all of our employees and to our officers and directors. We also have a supplemental Code of Ethics for Senior Financial Executives that applies to our Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, and all other employees performing similar functions. We have posted the texts of the Code of Conduct and the Code of Ethics for Senior Financial Executives on our web site at www.sealedair.com. We will post any amendments to the Code of Conduct and the Code of Ethics for Senior Financial Executives on our web site. In accordance with the requirements of the SEC and the NYSE, we will also post waivers applicable to any of our officers or directors from provisions of the Code of Conduct or the Code of Ethics for Senior Financial Executives on our web site. We have not granted any such waivers.

Board Oversight of Risk

The Board is actively involved in oversight of risks that could affect the Company. While the Audit Committee oversees our major financial risk exposures and the steps we have taken to monitor and control such exposures, and the Organization and Compensation Committee considers the potential of our executive compensation programs to raise material risks to the Company, the Board as a whole is responsible for oversight of our risk management processes and the development of our enterprise risk management program.

Communicating with Directors

Stockholders and other interested parties may communicate directly with the non-management directors of the Board by writing to Non-Management Directors, c/o Corporate Secretary, at Sealed Air Corporation, 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033, or by sending an email to directors@sealedair.com. In either case, the lead director of our Board will receive all correspondence and will communicate with the other directors about the correspondence. We have posted information on how to communicate with the non-management directors on our web site at www.sealedair.com.

Board Leadership Structure

In December 2011, the Board of Directors elected Mr. Marino as the lead director. The lead director will, among other things, oversee the executive sessions of non-employee or independent directors and preside at all meetings of the Board at which the Chief Executive Officer is not present. Additionally, the lead director will serve as principal liaison on Board-wide issues between the Chief Executive Officer and the non-management directors and provide input to the Chief Executive Officer on agendas for Board and Committee meetings and on an appropriate schedule of Board meetings. Notwithstanding the appointment of a lead director, the Board considers all of its members responsible and accountable for oversight and guidance of its activities. All directors have the opportunity to request items to be included on the agendas of upcoming meetings. The leadership structure is reviewed annually as part of the Board’s self-assessment process, and changes may be made in the future to reflect the Board’s composition as well as our needs and circumstances.

Board of Directors Overview

Under the Delaware General Corporation Law and the Company’s By-laws, our business and affairs are managed by or under the direction of the Board of Directors, which delegates some of its responsibilities to its Committees and to management.

The Board of Directors generally holds seven regular meetings per year and meets on other occasions when circumstances require. Directors spend additional time preparing for Board and Committee meetings, and we may call upon them for advice between meetings. Also, we encourage our directors to attend director education programs.

The Corporate Governance Guidelines adopted by the Board provide that the Board will meet regularly in executive session without management in attendance. The lead director presides at each executive session. The chair of the Nominating and Corporate Governance Committee serves as the presiding director if the lead director is unable to serve.

Under the Corporate Governance Guidelines, we expect directors to regularly attend meetings of the Board and of all Committees on which they serve and to review the materials sent to them in advance of those meetings. We expect nominees for election at each annual meeting of stockholders to attend the Annual Meeting. All eleven of the nominees for election at the Annual Meeting this year currently serve as directors of the Company, and nine of those nominees attended the 2011 Annual Meeting. The other two directors were not elected to the Board until the first quarter of 2012.

During 2011, the Board of Directors held nineteen meetings, excluding actions by unanimous written consent, and held four executive sessions with only non-employee directors in attendance, one of which was attended by only independent directors. Each current member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and of the Committees of the Board on which the director served during 2011.

The Board of Directors maintains an Audit Committee, a Nominating and Corporate Governance Committee, and an Organization and Compensation Committee. The members of these Committees consist only of independent directors. The Board of Directors has adopted charters for each of the Committees, which are reviewed annually by each Committee and the Board of Directors. The Committee charters are available on our web site at www.sealedair.com.

Audit Committee

The principal responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities for monitoring and overseeing:

•	our internal control system, including information technology security and control;

•	our public reporting processes;

•	the performance of our internal audit function;

•	the annual independent audit of our consolidated financial statements;

•	the integrity of our consolidated financial statements;

•	our legal and regulatory compliance; and

•	the retention, performance, qualifications, rotation of personnel and independence of our independent auditor.

Our independent auditor is directly accountable to the Audit Committee. The Audit Committee has the authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor, subject to ratification of the selection of the independent auditor by our stockholders at the Annual Meeting.

The current members of the Audit Committee are Mr. Brown, who serves as chair, and Messrs. Chu, Codey, Duff and Manning. Our Board of Directors has determined that each current member of the Audit Committee is independent, as defined in the listing standards of the NYSE, is financially literate, and is an audit committee financial expert in accordance with the standards of the SEC. No director is eligible to serve on the Audit Committee if that director simultaneously serves on the audit committees of three or more other public companies. The Audit Committee held twelve meetings in 2011, excluding actions by unanimous written consent. During 2011, the Audit Committee met privately with representatives of the independent auditor of Sealed Air, KPMG LLP, on four occasions, met privately with the Company’s Executive Director of Internal Audit on four occasions, met privately with the Company’s management on four occasions, and held one executive session with only non-employee directors in attendance.

Nominating and Corporate Governance Committee

The principal responsibilities of the Nominating and Corporate Governance Committee are to:

•

identify individuals qualified to become Board members, consistent with criteria approved by the Board, and recommend to the Board director nominees for the next annual meeting of stockholders and director nominees to fill vacancies or newly-created directorships at other times;

•	provide oversight of the corporate governance affairs of the Board and the Company, including developing and recommending to the Board the Corporate Governance Guidelines;

•	assist the Board in evaluating the Board and its Committees; and

•	recommend to the Board the compensation of non-management directors.

The current members of the Nominating and Corporate Governance Committee are Mr. Marino, who serves as chair, and Messrs. Brown and Manning and Dr. Kosecoff. Our Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is independent, as defined in the listing standards of the NYSE. The Nominating and Corporate Governance Committee held four meetings in 2011, excluding actions by unanimous written consent. During 2011, the Nominating and Corporate Governance Committee met in private session on one occasion.

The Nominating and Corporate Governance Committee has the sole authority to retain and terminate any consulting or search firm to be used to identify director candidates or assist in evaluating director compensation and to approve the fees payable to any such firm. The Nominating and Corporate Governance Committee recently engaged a firm to assist in identifying and evaluating director candidates. Through such process, the Nominating and Corporate Governance Committee identified and evaluated Mr. Whitaker to serve on the Board of Directors of the Company. Mr. Whitaker was elected to the Board of Directors in January 2012. Although Mr. Wambold was identified as a potential nominee for director by a non-management director, the search firm assisted in evaluating him for that position. Mr. Wambold was elected to the Board of Directors effective March 2012. Further, starting in late 2010, the Nominating and Governance Committee engaged Frederic W. Cook & Co., Inc. (“Cook”) to advise the Nominating and Corporate Governance Committee on director compensation. Cook also advises the Organization and Compensation Committee regarding executive compensation.

The Nominating and Corporate Governance Committee will consider director nominees recommended by our stockholders in accordance with a policy adopted by the Committee. Recommendations should be submitted to the Secretary of the Company in writing at Sealed Air Corporation, 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033, along with additional required information about the nominee and the stockholder making the recommendation. A copy of the policy is attached to this Proxy Statement as Annex B and posted on our web site at www.sealedair.com. Information on qualifications for nominations to the Board and procedures for stockholder nominations to the Board is included below under “Director Qualifications” and “Identifying and Evaluating Nominees for Directors.”

Organization and Compensation Committee

The principal responsibilities of the Organization and Compensation Committee, which we refer to as the Compensation Committee, are to assist the Board in fulfilling its responsibilities relating to:

•	compensation of our officers and key employees;

•	performance of our Chief Executive Officer and management;

•	management development and succession planning;

•	administration of our 2005 Contingent Stock Plan, as amended, including authorizing awards under that plan;

•	Company-sponsored tax-qualified retirement plans; and

•

matters presented to the stockholders that relate to executive compensation, including non-binding stockholder votes on executive compensation and the frequency of such non-binding votes, and the actions to be taken in response to such votes.

The current members of the Organization and Compensation Committee are Mr. Codey, who serves as chair, Messrs. Chu and Marino and Dr. Kosecoff. Our Board of Directors has determined that each current member of the Compensation Committee is independent, as defined in the listing standards of the NYSE. The Compensation Committee held eleven meetings in 2011, excluding actions by unanimous written consent. During 2011, the Compensation Committee met in private session with other non-employee directors on one occasion.

The Compensation Committee oversees and provides strategic direction to management with respect to our executive compensation plans and programs. The Compensation Committee reviews our Chief Executive Officer’s performance and compensation with the other non-employee directors. Based on that review, the Compensation Committee evaluates the performance of our Chief Executive Officer, reviews the Compensation Committee’s evaluation with him, and makes all compensation decisions for our Chief Executive Officer. The Compensation Committee also reviews and approves the compensation of the other executive officers and other executives whose base salary equals or exceeds $300,000 per year. The Compensation Committee makes most decisions regarding changes in salaries and bonuses during the first quarter of the year based on Company, business unit or function and individual performance during the prior year.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive compensation and to approve the consultant’s fees and retention terms. As noted below, since November 2006, the Compensation Committee has retained Cook as its executive compensation consultant. Cook also advises the Nominating and Corporate Governance Committee regarding director compensation but does not provide any other services to the Company. The Company pays Cook’s fees. Additional information on the executive compensation services performed in 2011 by Cook is included in “Compensation Discussion and Analysis—Role of Committee Consultant” below.

Compensation Committee Interlocks and Insider Participation

During 2011, Mr. Chu, Mr. Codey, Dr. Kosecoff and Mr. Marino served as members of the Compensation Committee. None of the members of the Compensation Committee has been an officer or employee of the Company or any of its subsidiaries. See “Corporate Governance—Independence of Directors” above for a description of transactions, relationships or arrangements concerning Mr. Codey, Dr. Kosecoff and Mr. Marino.

Certain Relationships and Related Person Transactions

Under the Audit Committee charter, the Audit Committee has the responsibility to review and, if appropriate, approve conflicts of interest or potential conflicts of interest involving our senior financial executives and to act, or recommend Board action, on any other violations or potential violations of our Code of Conduct by executive officers. Under our Code of Conduct, the Board reviews any relationships or transactions that might constitute a conflict of interest for a director.

In 2007, the Board adopted its Related-Person Transactions Policy and Procedures. The current Related-Person Policy is in writing and is posted on the Company’s web site at www.sealedair.com. The Related-Person Policy provides for the review of all relationships and transactions in which the Company and any of its executive officers, directors and five-percent stockholders or their immediate family members are participants to determine whether to approve or ratify such relationships or transactions, as well as whether such relationships or transactions might affect a director’s independence or must be disclosed in our proxy statement. All such transactions or relationships are covered if the aggregate amount may exceed $120,000 in a calendar year and the person involved has a direct or indirect interest other than solely as a director or a less than 10 percent beneficial ownership interest in another entity. The Related-Person Policy includes a list of pre-approved relationships and transactions. Determinations whether to approve or ratify any other relationship or transaction are based on the terms of the transaction, the importance of the relationship or transaction to the Company, whether the relationship or transaction could impair the independence of a non-employee director, or whether the relationship or transaction would present an improper conflict of interest for any director or executive officer of the Company, among other factors. Information on relationships and transactions is requested in connection with annual questionnaires completed by each of our executive officers and directors.

The Nominating and Corporate Governance Committee has the responsibility to review and, if appropriate, approve or ratify all relationships and transactions under the Related-Person Policy, although the Board has delegated to the chair of the Nominating and Corporate Governance Committee and to the Chief Executive Officer of the Company the authority to approve or ratify specified transactions. For potential conflicts of interest involving an executive officer, the chair of the Nominating and Corporate Governance Committee and the chair of the Audit Committee can agree that only one of those Committees will address the matter. No director can participate in any discussion or approval of a relationship or transaction involving himself or herself (or one of his or her immediate family members).

Other than transactions that are considered pre-approved under the Related-Person Policy, the transactions described above under “Corporate Governance—Independence of Directors” were ratified or approved in accordance with the Related-Person Policy.

Director Compensation

During 2011, annual compensation for our non-employee directors was comprised of the following components: annual or interim retainers paid at least 50% in shares of common stock, committee fees paid in cash, and other fees for special assignments or director education programs paid in cash. A director may defer payment of annual or interim retainers until retirement from the Board of Directors, as described below. Our non-employee directors also participate in our matching gift program, as noted below. The following table shows the total compensation for non-employee directors during 2011:

2011 DIRECTOR COMPENSATION TABLE

Director	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	All Other Compensation[3] ($)	Total ($)
Hank Brown*	$96,875	$70,017	$2,000	$168,892
Michael Chu	81,250	70,017	0	151,267
Lawrence R. Codey*	91,500	70,017	4,000	165,517
Patrick Duff	17,000	130,010	0	147,010
T. J. Dermot Dunphy	66,000	70,017	5,000	141,017
Charles F. Farrell, Jr.*, **	25,000	0	2,000	27,000
Jacqueline B. Kosecoff	81,625	70,017	0	151,642
Kenneth P. Manning	84,625	70,017	0	154,642
William J. Marino*	29,250	130,010	0	159,260

*	Chair of committee for all or part of 2011.

**	Mr. Farrell retired from the Board of Directors as of the 2011 Annual Meeting.

[1]	This column reports the amount of cash compensation paid in 2011.

[2]

The amounts shown in the Stock Awards column represent the aggregate grant date fair value of stock awards granted in the fiscal year ended December 31, 2011 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718, for the stock portion of the annual retainers for 2011 under the 2002 Stock Plan for Non-Employee Directors, described below under “Board Retainers” and “Form and Payment of Retainers.” For additional information, refer to “Directors Stock Plan” in Note 18, “Stockholders’ Equity,” of Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC. Messrs. Chu and Marino received stock units under the Deferred Compensation Plan described below. All other directors listed in the table received shares of common stock. The number of shares or stock units paid as the equity portion of the annual retainer in 2011 was determined by dividing the amount of the annual retainer so paid ($70,000) by the closing price of a share of common stock on May 18, 2011, the date of the 2011 Annual Meeting, at which meeting all of the non-employee directors were elected, and rounding up to the nearest whole share. In addition, Messrs. Marino and Duff elected to have the cash portion of their annual retainer paid in shares or stock units, with the number of shares or stock units similarly determined by dividing the amount of the annual retainer so paid ($60,000) by the closing price on May 18, 2011. All shares and stock units paid as all or part of annual retainers in 2011 are fully vested. Directors are credited with dividend equivalents on stock units, as described under “Deferred Compensation Plan” below, which are not included in the table above.

[3]

The amounts in this column represent fees received in connection with director education and special projects undertaken by a director during 2011, as well as matching gifts to educational institutions. Directors are permitted to participate in the Company’s matching gift program, whereby the Company will match gifts to educational institutions on a dollar for dollar basis to a maximum of $5,000 per participant in any calendar year, on the same basis as employees.

Director Compensation Processes

Our director compensation program is intended to enhance our ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of our common stock.

The Board reviews director compensation at least annually based on recommendations by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the sole authority to engage a consulting firm to evaluate director compensation and in late 2010 engaged Cook to assist in establishing director compensation for 2011. The Nominating and Corporate Governance Committee and the Board base their determinations on director compensation on recommendations from Cook as well as reviewing commercially available survey data related to general industry director compensation trends at companies of comparable size. Cook also serves as the independent consultant to the Organization and Compensation Committee on executive compensation.

Board Retainers

Under the 2002 Stock Plan for Non-Employee Directors, each member of the Board of Directors who is neither an officer nor an employee of the Company and who is elected at an annual meeting of stockholders receives an annual retainer for serving as a director. The Board sets the amount of the annual retainer prior to the Annual Meeting based on the recommendation of the Nominating and Corporate Governance Committee.

The 2002 Stock Plan gives the Board the flexibility to set annual retainers based on a fixed number of shares of common stock, a fixed amount of cash, or a combination of shares of common stock and cash.

A non-employee director who is elected other than at an annual meeting is entitled to an interim retainer on the date of election. The interim retainer is a pro rata portion of the annual retainer to reflect less than a full year of service.

Form and Payment of Retainers

We pay at least half of each retainer, whether annual or interim, in shares of common stock and the remainder in cash, provided that each non-employee director can elect, prior to becoming entitled to the retainer, to receive the entire retainer in shares of common stock. For any portion of an annual or interim retainer denominated in cash but paid in shares of common stock, we calculate the number of shares of common stock to be issued by dividing the amount payable in shares of common stock by the fair market value per share. The fair market value per share is the closing price of the common stock on the Annual Meeting date or, if no sales occurred on that date, the closing price on the most recent prior day on which a sale occurred. The number of shares issued as all or part of an interim retainer is the amount of cash payable as shares of common stock divided by the fair market value per share on the date of the director’s election to the Board. If any calculation would result in a fractional share of common stock being issued, then we round the number of shares to be issued up to the nearest whole share.

We issue shares of common stock in payment of the portion of a retainer that is payable in shares of common stock to the non-employee director promptly after he or she becomes entitled to receive it. We pay the portion of an annual retainer payable in cash in a single payment shortly after the end of the calendar quarter during which the director is elected. We pay the portion of an interim retainer payable in cash shortly after the end of the calendar quarter in which the non-employee director is elected, except that if the non-employee director is elected between April 1 and the next annual meeting of stockholders, then we pay the cash portion of the interim retainer shortly after the non-employee director is elected.

Deferred Compensation Plan

The Sealed Air Corporation Deferred Compensation Plan for Directors permits a non-employee director to elect to defer all or part of the director’s annual retainer until the non-employee director retires from the Board. Each non-employee director has the opportunity to elect to defer the portion of the annual retainer payable in shares of common stock. If a non-employee director makes that election, he or she may also elect to defer the portion, if any, of the annual retainer payable in cash. We hold deferred shares of common stock as stock units in a stock account. Such stock units may not be transferred by a director. We do not issue these shares until we pay the non-employee director, normally after retirement from the Board, so the non-employee director cannot vote the stock units. We consider deferred shares, when issued, as issued under the 2002 Stock Plan for Non-Employee Directors. We credit deferred cash and dividend equivalents on stock units to an unfunded cash account that earns interest quarterly at the prime rate less 50 basis points until paid. During 2011, none of the non-employee directors who participated in the Deferred

Compensation Plan for Directors received above market earnings on the cash or stock units credited to his or her account. The non-employee director can elect to receive the balances in his or her stock and cash accounts in a single payment during January of the year after retirement or in five annual installments starting during January of the year after retirement.

Restrictions on Transfer

A director may not sell, transfer or encumber shares of common stock issued under the 2002 Stock Plan for Non-Employee Directors while the director serves on the Board of Directors, except that a non-employee director may make gifts of shares issued under the 2002 Stock Plan to family members or to trusts or other forms of indirect ownership so long as the non-employee director would be deemed a beneficial owner of the shares with a direct or indirect pecuniary interest in the shares and would retain voting and investment control over the shares while the non-employee director remains a director of the Company. During this period, the director, or the director’s accounts under the Deferred Compensation Plan for Directors, if the director has elected to defer payment of the shares, is entitled to receive or be credited with any dividends or other distributions in respect of the shares. The director has voting rights in respect of the shares issued to the director under the 2002 Stock Plan. Since we hold deferred shares of common stock as stock units in a stock account, with no shares issued until payment is made to the non-employee director, directors cannot vote stock units representing deferred shares of common stock. The restrictions on the disposition of shares issued pursuant to the 2002 Stock Plan terminate upon the occurrence of specified events related to a change of control of the Company.

Other Fees and Arrangements

During 2011, non-employee directors who undertook special assignments at the request of the Board or of any Committee of the Board, or who attended a director education program, received a fee of $2,000 per day. All directors are entitled to reimbursement for expenses incurred in connection with Board service, including attending Board or Committee meetings. We pay these fees and reimbursements in cash; these payments are not eligible for deferral under the Deferred Compensation Plan for Directors described above. Additionally, directors are permitted to participate in our matching gift program, described in Note 3 to the 2011 Director Compensation Table above, on the same basis as employees.

2011 Director Compensation

In late 2010, the Nominating and Corporate Governance Committee engaged Cook to assist in developing a philosophy on director compensation and to benchmark the Company’s director compensation against the peer companies used for executive compensation purposes, described under “Compensation Discussion and Analysis—Use of Peer Group Data” below. Cook recommended that non-employee director compensation should be generally within the median range for peer companies and also recommended that the Nominating and Corporate Governance Committee consider eliminating meeting fees except in unusual situations.

The Nominating and Corporate Governance Committee recommended and the Board approved 2011 annual retainers in the amount of $70,000 payable in shares of common stock and $60,000 payable in cash (or in shares of common stock at the election of each director) and eliminated the payment of meeting fees except in unusual situations approved by the Board. The chair of the Audit Committee receives an annual fee of $25,000, and other members of the Audit Committee receive annual fees of $10,000. The chair of the Nominating and Corporate Governance Committee receives an annual fee of $15,000, and other members of the Nominating and Corporate Governance Committee receive annual fees of $7,500. The chair of the Organization and Compensation Committee receives an annual fee of $20,000, and other members of the Organization and Compensation Committee receive annual fees of $10,000. Committee fees are paid in quarterly installments in cash.

2012 Director Compensation

In late 2011, the Nominating and Corporate Governance Committee recommended and the Board approved 2012 annual retainers in the amount of $80,000 payable in shares of common stock and $60,000 payable in cash (or in shares of common stock at the election of each director). No changes were made in any of the other fees payable to directors in 2012.

As noted above, in late 2011, the Board of Directors elected Mr. Marino as its first lead director. No fees were paid to Mr. Marino in 2011 for serving as lead director. In the first quarter of 2012, the Nominating and Corporate Governance Committee recommended and the Board approved that the lead director be paid an annual fee in the amount of $30,000 for serving in such role, or $25,000 if serving as lead director and as chair of one of the standing Committees at the same time. This fee will be paid in quarterly installments in cash.

Director Stock Ownership Guidelines

In order to align the interests of directors and stockholders, we believe that our directors should have a significant financial stake in the Company. To further that goal, we adopted stock ownership guidelines for non-employee directors during 2006. The current stock ownership guidelines for non-employee directors, which are part of our Corporate Governance Guidelines, require that they hold shares of common stock and stock units under the Sealed Air Corporation Deferred Compensation Plan for Directors equal in aggregate value to five times the amount of the annual retainer payable in cash, or $300,000 for 2011 and 2012. As of February 1, 2012, all directors had met the guidelines for 2012 other than Messrs. Wambold (upon his election on March 1, 2012) and Whitaker, who were first elected as directors in the first quarter of 2012. Directors first elected after February 18, 2010 have five years following first election to achieve the guidelines. In the event of an increase in the amount of the annual retainer payable in cash, directors serving when the increase is approved by the Board have two years after such approval to achieve the increased guideline.

Election of Directors (Proposals 1-11)

At the Annual Meeting, the stockholders of the Company will elect the entire Board of Directors to serve for the ensuing year and until their successors are elected and qualified. During the first quarter of 2012, the Board of Directors increased the number of directors to eleven, the current number of directors, from nine, and appointed Messrs. Wambold and Whitaker to fill the vacancies thus created. The Board of Directors has designated as nominees for election the eleven persons named below, all of whom currently serve as directors of the Company.

Shares of common stock that are voted as recommended by the Board of Directors will be voted in favor of the election as directors of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the shares represented by a duly completed proxy may be voted in favor of such other person as may be determined by the holder of the proxy.

Director Qualifications

Several years ago, the Nominating and Corporate Governance Committee of the Board adopted its “Qualifications for Nomination to the Board,” a copy of which is attached to this Proxy Statement as Annex C and posted on the Company’s web site at www.sealedair.com. The Qualifications provide that, in selecting directors, the Board should seek to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, ethnicity and specialized experience. Directors should have relevant expertise and experience and be able to offer advice and guidance to our Chief Executive Officer based on that expertise and experience. Also, a majority of directors should be independent under applicable listing standards, Board and Committee guidelines and applicable legislation. Each director is also expected to:

•	be of the highest ethical character and share the values of the Company as reflected in its Code of Conduct;

•	be highly accomplished in his or her field, with superior credentials and recognition;

•	have sound business judgment, be able to work effectively with others, have sufficient time to devote to the affairs of the Company, and be free from conflicts of interest; and

•	be independent of any particular constituency and be able to represent all stockholders of the Company.

The Board has determined that, as a whole, it must have the right mix of characteristics and skills and diversity to provide effective oversight of the Company. Based on an evaluation of our business and the risks associated with the business, the Board believes that it should be comprised of persons with skills in areas such as:

•	knowledge of the industries in which we operate;

•	financial literacy;

•	management of complex businesses;

•	international business;

•	relevant technology and innovation;

•	financial markets;

•	manufacturing;

•	information technology;

•	sales and marketing;

•	legislative and governmental affairs;

•	legal and regulatory environment; and

•	strategic planning.

The Board conducts a self-assessment process every year and periodically reviews the diversity of skills and characteristics needed by the Board in its oversight of the Company, as well as the effectiveness of the diverse mix of skills and experience. As part of the review process, the Board considers the skill areas represented on the Board, those skill areas represented by directors expected to retire or leave the Board in the near future, and recommendations of directors regarding skills that could improve the ability of the Board to carry out its responsibilities.

Identifying and Evaluating Nominees for Directors

When the Board or the Nominating and Corporate Governance Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chair of the Committee will initiate a search, seeking input from other directors and senior management, review any candidates that it has previously identified, and, if necessary, hire a search firm. The Committee will identify the initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board. At least one member of the Committee (preferably the chair) and our lead director and Chief Executive Officer will interview each qualified candidate; other directors will also interview the candidate if practicable. Based on a satisfactory outcome of those reviews, the Committee will make its recommendation on the candidate to the Board. As mentioned above, the Nominating and Corporate Governance Committee retained a search firm in connection with the identification and evaluation of Mr. Whitaker as a nominee for director and the evaluation of Mr. Wambold. A non-management director identified Mr. Wambold as a potential nominee for director.

Our By-laws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders, other than a nomination submitted by a stockholder to the Nominating and Corporate Governance Committee under the policy and procedures described previously. The By-laws require that timely notice of the nomination in proper written form including all required information be provided to the Secretary of the Company. A copy of our By-laws is posted on our web site at www.sealedair.com.

Information Concerning Nominees

The information appearing in the following table sets forth, for each nominee for election as a director:

•	The nominee’s business experience for at least the past five years.

•

The year in which the nominee first became a director of the Company or of the former Sealed Air Corporation. On March 31, 1998, the Company completed a multi-step transaction, one step of which was a combination of the Cryovac business with the former Sealed Air Corporation. The period of service before that date includes time during which each director served continuously as a director of the Company or of the former Sealed Air Corporation.

•	The nominee’s age as of the date of the Annual Meeting.

•	Directorships held by each nominee presently and at any time during the past five years at any public company or registered investment company.

•	The reasons that the Board concluded that the nominee should serve as our director, at the time we file our proxy statement, in light of our business and structure.

There are no family relationships among any of the Company’s directors or officers.

Nominees for Election as Directors

Hank Brown	Director since 1997 Audit Committee (Chair) Nominating and Corporate Governance Committee Age 72

Mr. Brown has served as Senior Counsel with the law firm of Brownstein Hyatt Farber Schreck since June 2008, where he is a member of the Government Relations and Natural Resources groups. Previously, Mr. Brown was President of the University of Colorado from August 2005 until March 2008. Prior to that service, he was President and Chief Executive Officer of The Daniels Fund, a charitable foundation, from July 2002 until August 2005. Mr. Brown is a director of Sensient Technologies Corporation. Previously, Mr. Brown served as a director of Guaranty Bancorp and Delta Petroleum Corporation and other public companies.

Mr. Brown has a bachelor of science degree in accounting as well as a law degree from the University of Colorado. He also has a master of laws degree in taxation from George Washington University. Additionally, he is a certified public accountant. Mr. Brown spent six years serving Colorado in the U.S. Senate, five consecutive terms in the U.S. House of Representatives representing Colorado’s 4th Congressional District and four years in the Colorado Senate. Mr. Brown was also President of the University of Northern Colorado and was a Vice President of Monfort of Colorado, a Fortune 500 company and a major meat packer and processor. Mr. Brown has extensive leadership experience gained as a U.S. Senator, president of two universities and the head of a foundation, all involving management of complex operations and contributing to strategic planning. He is knowledgeable about the meat processing business, which is important for an understanding of our Food Packaging and Food Solutions business segments. Mr. Brown has experience as a director of other public companies, which aids in the exchange of ideas and strategies. Mr. Brown’s background also enables him to guide the company in legislative and governmental affairs and in the legal and regulatory environment.

Michael Chu	Director since 2002 Audit Committee Organization and Compensation Committee Age 63

Mr. Chu is Managing Director and Co-Founder of IGNIA Fund, an investment firm based in Monterrey, Mexico, dedicated to investing in commercial enterprises serving low-income populations in developing countries, since July 2007. He is also Senior Advisor since June 2007 (previously Senior Partner and Managing Director from August 2000 to June 2007) and Founding Partner of Pegasus Capital, a private investment firm deploying equity capital in Latin America. Mr. Chu has been a Senior Lecturer on the faculty of the Harvard Business School since July 2003. Mr. Chu serves as a director of Arcos Dorados, a public company and the largest operator of McDonald’s restaurants in Latin America and the world’s largest McDonald’s franchisee.

Mr. Chu received his bachelor of arts degree from Dartmouth College and his masters of business administration with highest distinction from Harvard Business School. His experience includes serving as a management consultant with Boston Consulting Group, in senior management positions with U.S. corporations and as an executive and limited partner with Kohlberg Kravis Roberts & Co., a private equity firm. Additionally, he is director emeritus of ACCION International, a non-profit corporation dedicated to microfinance and a member of the investment committee of ACCION Investments. Mr. Chu previously served as the President and Chief Executive Officer of ACCION International. He brings to the Board extensive international experience, particularly in the increasingly important region of Latin America, where Mr. Chu grew up. Mr. Chu has proven leadership capabilities and an entrepreneurial vision, as demonstrated by his roles with IGNIA and Pegasus Capital. He also has experience as a chief financial officer and extensive involvement in mergers and acquisitions.

Lawrence R. Codey	Director since 1993 Audit Committee Organization and Compensation Committee (Chair) Age 67

Mr. Codey is a retired President and Chief Operating Officer of Public Service Electric and Gas Company (PSE&G), a public utility. Currently, Mr. Codey serves as a director of New Jersey Resources Corporation, a natural gas holding company, where he is lead director and chairs the executive committee and also serves on the governance and audit committees. Further, he serves as a director of Horizon Blue Cross Blue Shield of New Jersey, a health insurance company, where he chairs the audit committee and is a member of the governance committee. Mr. Codey also serves on the board of United Water Resources, a subsidiary of Suez Environment, where he chairs the compensation committee of that subsidiary and is a member of the audit committee. Neither Horizon Blue Cross Blue Shield of New Jersey nor United Water Resources is a public company.

Mr. Codey received his bachelor of science degree from St. Peter’s College, a juris doctor degree from Seton Hall School of Law, and a masters in business administration from Rutgers University. In addition, he completed the Advanced Management program at Harvard University’s School of Business. Mr. Codey’s career at PSE&G started as a trial attorney and then as a Vice President in charge of preparation and presentation of utility rate proceedings before both federal and state regulatory bodies. Thereafter, Mr. Codey was in charge of the gas business unit and subsequently the electric business unit. Mr. Codey previously served on the Board of Directors of Public Service Enterprise Group, an energy holding company of which PSE&G was its largest subsidiary. Mr. Codey has served on numerous governmental and non-governmental boards and commissions, including the EPA Clean Air Act Advisory Committee under both President George W. Bush and President William J. Clinton. In addition to the knowledge gained from his experience as our director, Mr. Codey has a broad background of experience and education in the areas of executive management, general management, legal and regulatory matters, finance, accounting, human resource management, legislative and governmental affairs, environmental affairs, and operations. He has been accountable for the performance of large, complex, multi-disciplined organizations and brings that discipline to the Board. Mr. Codey also brings to the Board the experience of a director who has served in various leadership capacities across an array of companies involved in energy, utilities and government.

Patrick Duff	Director since 2010 Audit Committee Age 54

Mr. Duff is a general partner of Prospect Associates, a private investment firm. Previously, he served as a director of Hercules, Inc. While at Hercules, Mr. Duff was chairman of the audit committee and served on the corporate governance, nominating and ethics committee, emergency committee and finance committee.

Mr. Duff received his bachelor of science degree in accounting from Lehigh University and a masters of business administration degree from the Columbia Graduate School of Business. He taught security analysis at Columbia University from 1993 until 1999. Formerly, Mr. Duff was a senior managing director at Tiger Management Corp., an investment management firm, from 1989 through December 1993, where he was a member of the management committee. Prior to joining Tiger in 1989, Mr. Duff worked in asset management at Mitchell Hutchins and Capital Builders Advisory Services. He is a certified public accountant and a chartered financial analyst. Mr. Duff has an extensive knowledge of investing, asset management and financial markets gained from his experience with Tiger and with prior employers as well as through his teaching position at Columbia University. He brings a unique perspective to the Board as a stockholder and investor. In addition, he has accounting and financial expertise. He also has prior board experience, including service on a public company board.

T.J. Dermot Dunphy	Director since 1969 Age 80

Mr. Dunphy has been the Chairman of Kildare Enterprises, LLC, a private equity investment and management firm, since November 2000. Prior to that, he was Chairman of the Board of Sealed Air from 1998 to November 2000 and was Chief Executive Officer of Sealed Air from March 1971 until his retirement in February 2000.

Mr. Dunphy graduated from Oxford University and has a masters of business administration from Harvard Business School. He has a long and distinguished business career, with a major emphasis on the packaging industry. Prior to being elected President of Sealed Air, he worked for Westinghouse Electric Corporation in several marketing and management roles and then became President of Custom-Made Packaging, Inc., a small manufacturer of flexible packaging products. From 1971 until he retired as Chief Executive Officer in 2000, we grew from a corporation that had annual sales of approximately $5 million and a small operating loss, to a highly profitable corporation with annual sales of approximately $3.0 billion. Mr. Dunphy is a former director of FleetBoston Financial Corporation, Public Service Enterprise Group, Inc., and Noveon, Inc. He was a director of Formica Corporation and Rockaway Corporation when they were independent publicly owned companies. Mr. Dunphy was also, for ten years, a director of Loctite Corporation. The foregoing directorships were more than five years prior to the date of this Proxy Statement. Mr. Dunphy has led packaging companies as chief executive officer for 40 years. He is highly knowledgeable about our business, the industries in which we operate and the technology and innovations relevant to us. He led the development of our international operations with nearly 50% of our sales being overseas by the time of his retirement. Mr. Dunphy has extensive experience in corporate finance in his work with both public and private entities. He gained valuable public company governance knowledge as a director of numerous public companies and has been on the forefront of corporate governance issues while leading Sealed Air.

William V. Hickey	Director since 1999 Age 67

Mr. Hickey has been the President and Chief Executive Officer of Sealed Air since March 2000. He is a director of Public Service Enterprise Group Incorporated, a public utility, and Sensient Technologies Corporation, a global manufacturer and marketer of colors, flavors and fragrances and other specialty chemicals.

Mr. Hickey received his bachelor of science degree in engineering from the United States Naval Academy and his masters of business administration from the Harvard Business School. He received a certificate in professional accounting from Northwestern University and is a certified public accountant. In addition to his work as a certified public accountant, Mr. Hickey was a financial executive at a public company prior to joining Sealed Air. At Sealed Air, prior to his current appointment, Mr. Hickey served in a variety of increasingly responsible executive positions, including Controller, Vice President & General Manager of the Cellu Products Division and Food Packaging Division, Chief Financial Officer, Executive Vice President and Chief Operating Officer. Since Mr. Hickey joined us in 1980, we have grown from net sales of $78 million to a highly profitable corporation with net sales of approximately $8.1 billion on a pro forma basis. Mr. Hickey has demonstrated exceptional leadership in his twelve years as our President and Chief Executive Officer. His past experience as a chief financial officer and as controller, coupled with his time as a certified public accountant, enable him to guide the financial aspects of the business. Moreover, his experience as a division manager of Sealed Air gives him hands-on experience managing our sales, marketing and manufacturing operations. Mr. Hickey’s extensive knowledge of the Company, his understanding of the businesses we are in and seek to enter, and his expertise in financial matters, financial markets and strategic planning, combine to make him a key contributor to the Board.

Jacqueline B. Kosecoff	Director since 2005 Nominating and Corporate Governance Committee Organization and Compensation Committee Age 62

Dr. Kosecoff is a managing partner at Moriah Partners, LLC, an investment firm. Prior to such position, she served as Senior Advisor for Optum, a leading information and technology-enabled health services business. Optum, a UnitedHealth Group company, is comprised of three independent businesses—OptumHealth, OptumInsight and OptumRx—representing over 30,000 employees worldwide who collaborate to deliver integrated, intelligent solutions that work to modernize the health system and improve overall population health. From 2007 to 2011 Dr. Kosecoff was CEO, OptumRx (previously Prescriptions Solutions), a UnitedHealth Group company, where she was responsible for United’s PBM, Specialty Pharmacy, and Consumer Health Products with revenues of approximately $19 billion and serving 14 million members. UnitedHealth Group is a diversified health and well-being company, serving more than 75 million people. Prior to that, and upon joining UnitedHealth Group in 2005, Dr. Kosecoff was responsible for UnitedHealth Group’s Medicare Part D business, Prescription Solutions PBM, and its consumer health product division serving seniors.

Dr. Kosecoff joined UnitedHealth Group as part of its acquisition of PacifiCare Health Systems in 2005. At PacifiCare, Dr. Kosecoff served as Executive Vice President with responsibility for its specialty businesses, including its PBM, the Medicare Part D Drug Program, PacifiCare Behavioral Health, PacifiCare Dental & Vision, and Women’s Health Solutions. She is currently a Director of CareFusion Corporation, a global medical technology company, where she serves on the audit committee, and STERIS Corporation, a global leader in infection prevention, contamination control and surgical and critical care technologies, where she serves as chair of the compliance committee and also serves on the governance and nominating committee.

Dr. Kosecoff received a bachelor of arts degree from the University of California, Los Angeles. She received a master of science degree in applied mathematics from Brown University and a Ph.D. degree in research methods from the University of California, Los Angeles. Previously, she founded information technology and drug development businesses in the medical field. Dr. Kosecoff was also previously on the faculty on the Schools of Medicine and Public Health at the University of California, Los Angeles. She has served as a consultant to the World Health Organization’s Global Quality Assessment Programs, on the Institute of Medicine’s Board of Health Care Services, the RAND Graduate School’s Board of Governors, and the Board of Directors for ALARIS, City of Hope, the Alliance for Aging Research, and the Pharmaceutical Care Management Association. Dr. Kosecoff is a seasoned health care executive. Dr. Kosecoff brings to the Board her outstanding background as a business leader in the medical field. Sealed Air benefits from her experience in leading complex operations and in strategic planning. Additionally, Dr. Kosecoff brings an entrepreneurial direction to the Company.

Kenneth P. Manning	Director since 2002 Audit Committee Nominating and Corporate Governance Committee Age 70

Mr. Manning has been Chairman and Chief Executive Officer of Sensient Technologies Corporation, a global manufacturer and marketer of colors, flavors and fragrances and other specialty chemicals, since 1996. At Sensient, he was the architect of that company’s strategic moves overseas and the transformation of the company from a producer of yeast and other commodities into a producer of flavor, fragrance and colors for foods, beverages, cosmetics and pharmaceuticals. Sensient also manufactures color, ink and other specialty chemicals for inkjet inks, display imaging systems and other applications. Sensient now has 70 locations in more than 30 countries. Mr. Manning is also a director of Sensient. Previously, Mr. Manning was a director of Badger Meter, Inc., a manufacturer of flow measurement and control products. In all, Mr. Manning has been a director in five different public companies.

Mr. Manning received his bachelor of science degree in mechanical engineering from Rensselaer Polytechnic Institute and his master of business administration degree from American University in operations research. He also has an honorary doctor’s degree from Cardinal Stritch University and Marian University. Prior to joining Sensient, Mr. Manning worked for W. R. Grace, where he held various executive positions including: Assistant to the CEO, Vice President of Operations—European Division, President of the Educational Products Division, President of Real Estate Division, Vice President—Corporate Technical Group and President and CEO of the Ambrosia Chocolate Division. Mr. Manning retired from the United States Naval Reserve as an Aerospace Engineering Duty Officer with the rank of Rear Admiral. He served on active duty in the United States Navy from 1963 to 1967 and during his tenure in the Reserve, was the Commanding Officer of four different commands. His last assignment was Director of the Naval Reserve Air System Program. His military awards include the Legion of Merit. Mr. Manning is a member of the American Society of Mechanical Engineers and the American Chemical Society, Navy League, the United States Naval Institute, the Naval Reserve Association, and the National Maritime Historic Association. He is also a Knight of Malta. Mr. Manning has extensive executive experience in international business, specialty chemicals and the food and beverage industry, with 16 years as a CEO and an additional four years as a COO.

William J. Marino	Director since 2002 Lead Director since 2011 Nominating and Corporate Governance Committee (Chair) Organization and Compensation Committee Age 68

Effective March 1, 2011, Mr. Marino retired from his position as Chairman, President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey (Horizon BCBSNJ), an exempt not-for-profit health service corporation under Section 501(m) of the Internal Revenue Code , a position he had held since January 2010. Horizon BCBSNJ is New Jersey’s largest health insurer, providing coverage for over 3.6 million people. Prior to becoming Chairman, Mr. Marino was Horizon BCBSNJ’s President and Chief Executive Officer since January 1994. Since November 2010 Mr. Marino has served as a director of Sun Bancorp, Inc., where he chairs the nominating and corporate governance committee and is a member of the asset and liability committee. Mr. Marino is a director of Care Core National, a privately held company which provides care and utilization management services to its clients, primarily large insurers, LCA Holdings, a privately held company which provides home health care services to a large population of individual patients via its customers in both the private and public sectors, and Horizon HealthCare Innovations, a subsidiary of Horizon BCBSNJ which creates and manages new delivery and financing mechanisms in the healthcare system.

Mr. Marino graduated from St. Peter’s College with a bachelor of science degree in economics. He joined Horizon BCBSNJ as Senior Vice President of Health Industry Services in January 1992, and was responsible for all aspects of managed care operations in New Jersey, as well as market research, product development, provider relations and health care management. Mr. Marino has over 40 years of experience in the health and employee benefits field, primarily in managed care, marketing and management. Before joining Horizon BCBSNJ he was Vice President of Regional Group Operations for New York and Connecticut for the Prudential, capping a 23-year career with them. Mr. Marino also serves as a director or trustee for numerous New Jersey-based cultural and community organizations. Mr. Marino has extensive experience in the areas of management and strategic planning, as evidenced by his career at Horizon BCBSNJ. His area of expertise in health services is beneficial to the Board, particularly in the medical applications business. The breadth of his involvement in many community organizations has given him knowledge of corporate governance processes and practices and organizational structure optimization.

Richard L. Wambold	Director since 2012 Age 60

Mr. Wambold was elected to the Board of the Company in March 2012. Mr. Wambold previously served as the Chief Executive Officer of Reynolds/Pactiv Foodservice and Consumer Products, a global manufacturer and supplier of consumer food and beverage packaging and store products from November 2010 until January 2011. Mr. Wambold was Chief Executive Officer of Pactiv Corporation, a global provider of advanced packaging solutions, from 1999 until November 2010 and was Chairman of the Board from 2000 until November 2010. Mr. Wambold has been a private investor since January 2011. Mr. Wambold is also a director of Precision Castparts Corp. and Cooper Tire & Rubber Company.

Mr. Wambold holds a B.A. in Government and an M.B.A. from the University of Texas. Mr. Wambold’s education, board member experience, business management experience, including his service as a chief executive officer, and knowledge of the packaging industry qualify him to continue to serve as a member of the Board of Directors.

Jerry R. Whitaker	Director since 2012 Age 61

Mr. Whitaker was elected to the Board of the Company in January 2012. Mr. Whitaker served as President of Electrical Sector-Americas, Eaton Corporation, a global manufacturer of highly engineered products, until his retirement in June 2011. Prior thereto, he served in various management positions at Eaton Corporation since 1994. Prior to joining Eaton Corporation, Mr. Whitaker spent 22 years with Westinghouse Electric Corp.

Mr. Whitaker received a Bachelor of Science degree from Syracuse University and a Masters in Business Administration from George Washington University. He currently serves as a director of Crescent Electric Company, an independent distributor of electrical hardware and supplies, and Matthews International Corporation. Mr. Whitaker also serves on the Boards of the Carnegie Science Center, The Allegheny Conference on Community Development, the Pittsburgh Middle East Institute and the Corporate Circles Board of the Pittsburgh Cultural Trust. Mr. Whitaker’s experience and knowledge as an executive in global manufacturing industries are valuable resources to the Company.

The Board of Directors recommends a vote FOR the eleven nominees for election as directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and any persons owning ten percent or more of the common stock to file reports with the SEC to report their beneficial ownership of and transactions in our securities and to furnish the Company with copies of the reports.

Based solely upon a review of the Section 16(a) reports furnished to us, along with written representations from or on behalf of executive officers and directors that no other such reports were required during 2011, we believe that all required reports were timely filed during 2011.

Voting Securities

The only voting securities of the Company are the outstanding shares of its common stock. As of the close of business on the record date, March 19, 2012, 193,995,709 shares of common stock were outstanding, each of which is entitled to one vote at the Annual Meeting. Only holders of record of common stock at the close of business on March 19, 2012 will be entitled to notice of and to vote at the Annual Meeting.

Beneficial Ownership Table

The following table sets forth the number of outstanding shares of common stock beneficially owned (as of the record date, or Schedule 13G or Schedule 13D date where indicated) and the percentage of the class beneficially owned (as of the record date):

•	by each person known to us to be the beneficial owner of more than five percent of the then outstanding shares of common stock;

•	directly or indirectly by each current director, nominee for election as a director, and named executive officer who is included in the 2011 Summary Compensation Table below; and

•	directly or indirectly by all directors and executive officers of the Company as a group.

The number of shares of our common stock owned by each person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 19, 2012, or by May 18, 2012, through the conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares of Common Stock
Commercial Markets Holdco, LLC	15,026,665		7.75
c/o Helen R Friedli
McDermott, Will & Emery
227 West Monroe Street
Chicago, IL 60606
Davis Selected Advisers, L.P.[1]	12,172,308		6.28
2949 East Elvira Road, Suite 101
Tucson, Arizona 85706
BlackRock, Inc.[2]	11,324,348		5.84
40 East 52nd Street
New York, New York 10022
Vanguard Group, Inc.[3]	9,389,764		4.84
100 Vanguard Blvd
Malvern, PA 19355
Hank Brown	27,036	[4]	*
Michael Chu	11,980	[4,5]	*
Emile Z. Chammas	44,020	[7]	*
Tod S. Christie	53,027	[5,6,7]	*
Lawrence R. Codey	42,080	[4,5]	*
Karl R. Deily	136,734	[6,7,8]	*
Patrick Duff	80,045	[4]	*
T. J. Dermot Dunphy	827,374	[5]	*
William V. Hickey	1,253,828	[5,6,7]	*
David H. Kelsey	130,066	[7]	*
Jacqueline B. Kosecoff	17,706	[4]	*
Kenneth P. Manning	91,240		*
William J. Marino	29,000	[4]	*
Richard L. Wambold	10,592		*
Jerry R. Whitaker	3,895		*
H. Katherine White	200,652	[6,7]	*
All directors and executive officers as a group (30 persons)	4,273,909	[9]	2.2

*	Less than 1%.

[1]

The ownership information set forth in the table is based on information contained in a Schedule 13D/A, dated March 20, 2012, filed with the SEC by Davis Selected Advisers, L.P. (“Davis”) with respect to ownership of shares of common stock, which indicated that Davis had sole voting power with respect 11,053,340 shares and sole dispositive power with respect to 12,172,308 shares.

[2]

The ownership information set forth in the table is based on information contained in a Schedule 13G/A, dated February 8, 2012, filed with the SEC by BlackRock, Inc., with respect to ownership of shares of common stock, which indicated that BlackRock, Inc. had sole voting power and sole dispositive power with respect to 11,324,348 shares.

[3]

The ownership information set forth in the table is based on information contained in a Schedule 13G, dated February 10, 2012, filed with the SEC by The Vanguard Group, Inc., with respect to ownership of shares of common stock, which indicated that The Vanguard Group, Inc. had sole voting power with respect to 266,917 shares, sole dispositive power with respect to 9,389,764 shares and shared dispositive power with respect to 266,917 shares.

[4]

The number of shares of common stock listed in the table does not include 67,185 stock units held in the stock accounts of the non-employee directors under the Sealed Air Corporation Deferred Compensation Plan for Directors. Each stock unit represents one share of common stock. Holders of stock units cannot vote the shares represented by the units; see “Director Compensation—Deferred Compensation Plan” above. The stock units so held by non-employee directors are set forth below.

Hank Brown	1,324
Michael Chu	6,976
Lawrence R. Codey	20,807
Patrick Duff	2,500
Jacqueline B. Kosecoff	2,322
William J. Marino	33,256

Total	67,185

[5]

The number of shares of common stock listed for Mr. Chu includes 2,000 shares for which he shares voting and investment power with a family member. The number of shares of common stock listed for Mr. Codey includes 2,960 shares held in a trust relating to a deceased family member for which he has voting and investment power but disclaims beneficial ownership. The number of shares of common stock held by Mr. Dunphy includes 64,800 shares held by him as custodian for a family member and 10,000 shares held by a charitable foundation for which he shares voting and investment power. The number of shares of common stock listed for Mr. Hickey includes 3,000 shares for which he shares voting and investment power with a family member. The number of shares of common stock held by Mr. Christie includes 400 shares for which he shares voting and investment power with a family member.

[6]

This figure includes restricted stock units awarded to our executive officers who are retirement-eligible as stock leverage opportunity (SLO) awards. Under our Annual Incentive Plan, our executive officers have the opportunity to designate a portion of their annual bonus to be received as SLO awards under the 2005 Contingent Stock Plan. The numbers of such restricted stock units held by the named executive officers and by the directors and executive officers as a group who are retirement eligible are as follows.

Tod S. Christie	1,420
Karl R. Deily	4,568
William V. Hickey	7,664
H. Katherine White	2,769
Directors and executive officers as a group	39,884

[7]

This figure includes shares of common stock held in our Profit-Sharing Plan trust fund with respect to which our executive officers individually and as a group may, by virtue of their participation in the plan, be deemed to be beneficial owners. As of March 19, 2012, approximately 3,534,638 common stock share equivalents were held in the trust fund under the plan, representing approximately 1.8% of the outstanding shares of common stock. The approximate numbers of share equivalents held by the named executive officers and by the directors and executive officers as a group under the plan are set forth below.

Emile Z. Chammas	618
Tod S. Christie	5,794
Karl R. Deily	2,157
William V. Hickey	34,328
H. Katherine White	14,140
David H. Kelsey	614
Directors and executive officers as a group	127,656

[8]

This figure includes shares of common stock held in the Company’s 401(k) Thrift Plan trust fund with respect to which our executive officers individually and as a group may, by virtue of their participation in the plan, be deemed to be beneficial owners. As of March 19, 2012, approximately 330,178 common stock share equivalents were held in the trust fund under the plan, representing approximately 0.2% of the outstanding shares of common stock. The approximate numbers of share equivalents held by the named executive officers and by the directors and executive officers as a group under the plan are set forth below.

Karl R. Deily	908
Directors and executive officers as a group	7,444

[9]

This figure includes, without duplication, the outstanding shares of common stock and restricted stock units referred to in Notes 4 through 8 above held by our current directors and executive officers as well as 30,969 shares with respect to which executive officers who are not named in the above table share voting and investment power with family members.

The address of all persons listed above other than Commercial Markets Holdco, LLC, Davis Selected Advisors, L.P., BlackRock, Inc. and Vanguard Group, Inc., is c/o Sealed Air Corporation, 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407.

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

Our business experienced ongoing growth in 2011 both from organic sales improvement and from the acquisition of Diversey Holdings Inc., on October 3, 2011. Adjusted operating profit margins for the legacy Sealed Air business were relatively steady compared with the prior year while navigating through a slowing pace of economic growth and higher average petrochemical-based raw material costs in the year. Although we were pleased by the resilience of our business, our 2011 financial results did not meet some of our goals, resulting in lower annual incentive compensation for the year.

Following our Diversey acquisition, we experienced volatility in share price performance and stockholder mix. Our Board of Directors remains excited about the long-term growth opportunities and value creation associated with the Diversey acquisition and has reaffirmed its commitment to the acquisition and our track record of best-in-class governance practices by:

•	appointing a lead director in late 2011, which replaces a rotational lead position;

•	adding two additional independent directors in early 2012;

•	approving our CEO’s recommendation to place a substantial portion of his compensation at risk (reducing his base salary to $100,000 in 2012); and

•	aligning 2012 annual and long-term incentive compensation targets with our 2013 financial and operational objectives for the transaction.

In the first quarter of 2011, the Compensation Committee, taking into account the recommendation of management and Cook, approved positive adjustments to executive salaries and target bonuses due to improved economic conditions, our stronger financial results in 2010, and increased margins resulting from the efforts of management and employees, which included aggressive cost savings programs.

In addition, during 2011, the Compensation Committee:

•

structured compensation opportunities for our named executive officers for 2011 similar to the design of our compensation program for 2010, with an emphasis on incentive-based compensation in the form of annual bonus opportunities under the Annual Incentive Plan and awards of performance share units;

•	established 2011 annual performance goals under the Annual Incentive Plan and under the Performance-Based Compensation Program. Additional information about these goals is discussed below;

•	established metrics and goals for the 2011-2013 three-year performance share unit awards. Additional information about these goals is discussed below;

•	reviewed and considered the Company’s compensation risk and the related disclosure requirements; and

•

approved a revised and enlarged peer group for purposes of executive compensation comparison that more accurately reflects comparable companies following the acquisition of Diversey, as discussed further below.

The 2011 performance goals under the Annual Incentive Plan were evaluated by the Committee in early 2012 against the actual performance of the Company during 2011. Based on such review, the Compensation Committee determined that funding of the 2011 annual bonus pool for our executive officers should be significantly below 2011 target levels, and that our Chief Executive Officer would receive no bonus award for 2011, because achievement of our primary goal, adjusted consolidated operating income, was below target levels and because other additional goals were not attained.

In addition, given the closing of the Diversey acquisition during the fourth quarter of 2011 and the Company’s related strategic changes, at the recommendation of our Chief Executive Officer, the Compensation Committee adjusted his compensation for 2012 to place a substantial portion of his compensation at risk based on the achievement of specified financial results. As mentioned above, the Compensation Committee determined that our Chief Executive Officer would only receive a base salary of $100,000 starting in 2012, with the remainder of his compensation to be paid as incentive-based compensation. Further, in order to more closely align executive compensation with stockholder interests in 2012 and beyond, the Compensation Committee introduced an additional metric for the 2012-2014 three-year performance share unit awards, total shareholder return compared to peer companies.

Today, the organization is focused on the successful integration of Diversey, achieving revenue and cost synergies associated with the transaction and reducing our debt level. We believe that these accomplishments will drive measurable value for all of our stockholders.

Compensation Philosophy and Objectives

Our executive compensation philosophy is to provide compensation in the forms and at levels that will permit us to retain and motivate our existing executives and to attract new executives with the skills and attributes that we need. The compensation program is intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit us and our stockholders and to create an alignment of interests between our executives and our stockholders. The compensation program is designed to establish an appropriate balance between short and long-term strategic objectives, with a greater weight placed on rewarding the achievement of longer term objectives and financial performance of the Company.

The Compensation Committee is responsible for establishing and implementing our executive compensation philosophy and for ensuring that the total compensation paid to our executive officers and other executives is fair and competitive and motivates high performance.

Summary of Compensation Programs

Under our executive compensation program, the Compensation Committee establishes each principal element of compensation for our executive officers, comprising base salary, annual bonus targets and long-term incentive compensation targets, close to the median range based on data from peer companies, as discussed further below. As a result, both the level and the mix of the total compensation opportunity are intended to generally approximate the competitive median range. This design addresses one of our key goals: to ensure we provide competitive compensation opportunities so that we can attract and retain executives with the necessary skills to successfully manage a business of our size and scope.

Executive officers earn annual incentive and long-term incentive awards based on achievement of performance goals, which we establish to support our annual and longer-term financial and strategic goals. Because annual and long-term incentives make up a significant portion of each executive officer’s total compensation, the program has been designed to pay close to the median range when target goals are met, provide above-median pay when our target goals are exceeded, and provide below-median pay when target goals are not met. These incentive award opportunities address another of our key goals: to provide a performance-oriented environment where above-median compensation can be realized when performance goals are exceeded and below-median compensation will be paid when performance goals are not achieved.

Throughout this Proxy Statement, the individuals included in the 2011 Summary Compensation Table below are referred to as the “named executive officers.”

“Say-on-Pay” Vote

The Compensation Committee and the Board considered the results of the “say-on-pay” vote at the Annual Meeting held on May 18, 2011, when 98% of the stockholder votes favored approval of the compensation of our named executive officers. The Compensation Committee believes that this stockholder vote indicates strong support for our executive compensation program and considered the strong stockholder support in determining its 2012 compensation practices. The changes made to the compensation program since the 2011 Annual Meeting as discussed in this Compensation Discussion and Analysis were not made because of that vote, but were based primarily on subsequent changes in our business and strategy.

Role of Committee Consultant

Since 2007, Cook has advised the Compensation Committee on the selection of peer companies, provided the Compensation Committee with comparative industry trends and peer group data regarding salary, annual incentive and long-term incentive compensation levels for our executive officers and other key executives, and advised the Compensation Committee on recommended compensation levels for our management. During 2011, Cook also assisted the Compensation Committee in selecting metrics and goals for the 2011 annual bonus program and for the 2011 three-year performance share unit awards, as well as advising the Compensation Committee on possible changes to the design of incentive compensation programs and on the risks posed by the Company’s incentive compensation programs.

Role of CEO and Management in Compensation Decisions

The Compensation Committee often directs members of management to work with Cook to provide executive compensation information or recommendations to the Compensation Committee. However, the Compensation Committee has not delegated any of its authority to determine executive compensation programs, practices or other decisions to our management. As noted above, the current executive compensation program was developed and approved by the Compensation Committee with advice and support from Cook after consulting with the Chief Executive Officer and the Company’s compensation and legal professionals. The Chief Executive Officer and other executive officers and compensation professionals attend portions of meetings as requested by the Compensation Committee.

While Cook and the Compensation Committee recommended metrics for the 2011 annual bonus program and the 2011 long-term incentive program, the Chief Executive Officer and other members of our management also were consulted in developing the metrics and establishing the goals for the 2011 annual bonus program and the 2011 long-term incentive program, as well as for the Performance-Based Compensation Program for 2011. Such metrics and goals were approved by the Compensation Committee.

The Chief Executive Officer submits salary and bonus recommendations to the Compensation Committee for the other named executive officers as well as for the other executives whose compensation is set by the Compensation Committee. In addition, the Chief Executive Officer makes recommendations for equity awards for all employees to the Compensation Committee. Following a review of those recommendations with Cook, the Compensation Committee approves compensation decisions with such modifications to the Chief Executive Officer’s recommendations as the Compensation Committee considers appropriate.

Use of Peer Group Data

Starting in early 2007 the Compensation Committee approved use of a peer group as a factor in setting executive compensation levels and programs since then. The peer group has been reviewed by the Compensation Committee annually since 2007. In late 2010, the Compensation Committee decided to enlarge and make revisions to the peer group for 2011 so that the peer group companies more closely represented public companies in packaging and related industries that were comparable to us based on sales, total assets, numbers of employees and market capitalization. Following the Diversey transaction and the resulting change in the business and size of the Company, the Compensation Committee further revised the peer group in the fourth quarter of 2011 to include companies primarily in the materials sector that are comparable to us based on sales, percentage of sales outside of the U.S., number of employees and market capitalization. The table below compares the current and most recent prior peer groups.

Company	Peer Group for 2011 Compensation	New Peer Group (post-Diversey acquisition)
Agrium Inc.		✓
Air Products & Chemicals, Inc.		✓
Ashland Inc.		✓
Avery Dennison Corporation	✓	✓
Ball Corporation	✓	✓
Bemis Company, Inc.	✓	✓
Celanese Corporation		✓
Crown Holdings, Inc.	✓
Eastman Chemical Company		✓
Ecolab Inc.		✓
Greif, Inc.	✓
Huntsman Corporation		✓
MeadWestvaco Corporation	✓	✓
Monsanto Company		✓
The Mosaic Company		✓
Owens-Illinois, Inc.	✓
Packaging Corporation of America	✓
Pactiv Corporation (through 2009)*	✓
PPG Industries, Inc.		✓
Praxair, Inc.		✓
Rock-Tenn Company	✓
Rockwood Holdings Inc.	✓
The Sherwin-Williams Company		✓
Silgan Holdings Inc.	✓
Sonoco Products Co.	✓	✓
Spartech Corporation	✓
Temple-Inland, Inc.	✓
*	Pactiv Corporation was acquired by Reynolds Group Holdings Limited in November 2010.

The Compensation Committee considers comparative executive compensation levels and practices based on information from the peer companies as well as other data provided by Cook related to general industry executive compensation trends.

In 2011, the Compensation Committee generally established each element of compensation for the named executive officers, comprising base salary, annual cash bonus targets and long-term incentive compensation targets, close to the median range for persons with comparable positions based on data from the peer companies. Since each element of compensation is mainly set by reference to levels at other companies, the Compensation Committee has not set any fixed relationship between the compensation of the Chief Executive Officer and that of any other named executive officer.

Elements of Executive Compensation

The main components of our executive compensation program for U.S. employees, including for our named executive officers, are set forth in the following table. A more detailed description is provided in the respective sections below.

Compensation Element	Description	Objective
Base Salary	Fixed cash compensation	Provides compensation for the executive to perform his/her job functions Assists with recruitment and retention
Annual Incentive

Paid in cash each year if performance metrics are achieved

Opportunity to participate in a bonus pool that is funded between zero and 200% of all target awards. Each target award is based on a percentage of base salary.

Metrics and goals are established at the beginning of each year and the payout is made based on performance

Officers may elect to receive a portion of their annual cash bonus in the form of stock leverage opportunities that are granted in the form of restricted stock or restricted stock units with a premium of 25% that vest at the end of three years

Intended to reward for driving superior operating and financial results over a one-year timeframe

Creates a direct connection between business success and financial reward

Provides strong line of sight

Long-Term Incentives

Performance share units, typically with the opportunity to earn from 0% to 200% of target at the end of the three - year performance period

Occasional awards of restricted stock or restricted stock units that vest at the end of three years of service

Retirement Plans

Defined contribution plan—Profit-Sharing Plan fully funded by the Company and 401(k) Thrift Plan with a partial Company matching contribution

Defined benefit pension plan for one of our named executive officers

Provides retirement income for participants Assists with recruitment and retention
Deferred Compensation Plans	None

Compensation Element	Description	Objective
Supplemental Executive Retirement Plan	None
Post-Employment Benefits	Severance for some of our named executive officers and change-in-control benefits with respect to certain outstanding equity awards	Assures the continuing performance of executives in the face of a possible termination of employment without cause following a change of control Assists with retention
Other Benefits	Health care and life insurance programs Limited perquisites	To be competitive with peer companies Assists with recruitment and retention

Salaries

We pay salaries because a fixed component of compensation is an important part of a competitive compensation package. The Compensation Committee establishes salary levels for executive officers primarily based on consideration of the median range for the peer companies, as well as reviews of broad-based surveys of compensation trends and practices at other industrial companies in the United States, while also considering country-specific guidelines for compensation increases and performance, which are more significant factors for those whose salary is within or near the median range.

In 2011, the Compensation Committee made no change in Mr. Hickey’s salary. Mr. Kelsey’s salary increase was 2.2%, Mr. Christie’s salary increase was 2.0%, Ms. White’s salary increase was 2.7% and Mr. Deily’s salary increase was 4.2%. The salary increase for Mr. Deily was larger relative to the other named executive officers because his 2010 salary had been below the median range for his position and responsibilities.

Salary increases in 2012 were modest reflecting continuing caution about economic conditions in 2012 and a desire to keep costs, including compensation costs, under tight control. The Compensation Committee decreased Mr. Hickey’s salary to $100,000 in 2012, as discussed above in the Executive Summary. Mr. Christie’s salary increase was 18.3%, Ms. White’s salary increase was 3.1%, Mr. Deily’s salary increase was 6.7% and Mr. Chammas’s salary increase was 3.2%. Increases for Messrs. Christie and Deily were larger relative to the other named executive officers because their 2011 salaries had been below the median range for their respective position and responsibilities.

Annual Incentive Compensation

2011 Cash Bonus and Stock Leverage Opportunity (SLO) Program.    A significant portion of each executive officer’s total annual compensation opportunity is made in the form of a target bonus objective under the Annual Incentive Plan. The Annual Incentive Plan is intended to drive high performance results based on clarity of and focus on our strategic goals, with emphasis on performance and alignment of the interests of our executive officers with our stockholders. The program provides the opportunity to earn a significantly higher annual bonus if target performance is exceeded but the risk of a significantly lower annual bonus, or even no bonus, if target performance is not achieved.

The Annual Incentive Plan is based on a Company-wide annual bonus pool, which is the sum of bonus targets for bonus-eligible employees for the year. Company goals are established early in the performance year by the Compensation Committee. After the end of the year, the Compensation Committee determines how much of the annual bonus pool will be funded based on achievement of Company goals. Achievement below the minimum threshold for performance goals results in no funding, and achievement above the maximum level results in the maximum funding. The funded bonus pool can be adjusted up or down 25% by the Compensation Committee at its discretion based on the quality of earnings or performance relative to the peer companies. A funded bonus pool of up to 25% of the annual bonus pool is available at the discretion of the Compensation Committee even if the Company-wide goals have not been achieved in order to reward exceptional business unit or individual performance. Once the funded bonus pool has been determined, then it is divided among business units and corporate departments based on success against goals for each of those groups. Individual performance is considered in setting the amount of the funded bonus pool that is earned by individual employees, including each of the named executive officers.

Under the Annual Incentive Plan, our executive officers also have the opportunity each year to designate a portion of their annual bonus to be received as equity awards under the 2005 Contingent Stock Plan, called stock leverage opportunity (SLO) awards. The portion to be denominated in SLO awards, in increments of 25% of the annual bonus, may be given a premium to be determined by the Compensation Committee each year. The stock price used to calculate the number of shares that can be earned is the closing price on the first trading day of the performance year, thereby reflecting stock price changes during the performance year in the value of the SLO award. Once the amount of the annual bonus that has been earned has been determined for each executive officer following the end of the year, the cash portion is paid out shortly thereafter, and the SLO award is provided in the form of an award of restricted stock (RS) or restricted stock units (RSU) under the 2005 Contingent Stock Plan with a two-year restriction period.

The percentages of salary at which the target bonus objectives were established for 2011 were based on consideration of the median ranges established through peer group and general industry survey data on compensation trends and practices for each named executive officer. In 2011, for the Chief Executive Officer, the target cash bonus objective was set at 100% of annual base salary, for the Interim Chief Financial Officer and Treasurer (who then served only as Treasurer) at 31% of annual base salary, and for the other executive officers in the range of 40% to 75% of annual base salary, depending on the role and responsibilities of the officer. The Chief Executive Officer received the largest relative cash bonus objective compared with the other named executive officers, primarily reflecting the results of our review of compensation structure and levels for other chief executive officers, as well as his ability to greatly affect our performance.

For participants in the Performance-Based Compensation Program, including the named executive officers other than Mr. Christie, 2011 goals established under that Program were also required to be met in order to receive a 2011 annual bonus; see “Compliance with Section 162(m) of the Internal Revenue Code; Performance-Based Compensation Program” below.

2011 Cash Bonus and SLO Targets.    Similar to prior years, the Compensation Committee set the SLO award premium at 25% and established the following annual bonus targets for the 2011 performance period. The SLO award target amounts noted below were calculated based on the proportion of the 2011 annual bonus target elected by each executive officer to be received in the form of an equity award after applying the 25% premium applicable to SLO awards and based on the closing price of $25.76 for a share of common stock on January 3, 2011.

2011 ANNUAL BONUS TARGETS

Name	2011 Annual Bonus Target		Percentage as SLO Award	SLO Award Target
William V. Hickey	$675,000		100%	32,754 units
Tod S. Christie	78,500		50%	1,905 units
Emile Z. Chammas	246,000		100%	11,937 shares
Karl R. Deily	250,000		50%	6,066 units
H. Katherine White	154,000		50%	3,736 units
David H. Kelsey	356,250	*	100%	17,287 units

*	Mr. Kelsey resigned from the Company effective August 12, 2011.

2011 Performance Goals and Achievements.    As in 2010, adjusted consolidated operating income was selected as the primary performance goal for 2011 under the Annual Incentive Plan as the Compensation Committee believes that achieving consistently high levels of consolidated operating income year after year is in the long-term interest of our stockholders. Also, each business unit’s contribution to consolidated operating income is readily measurable, thereby permitting the use of operating income as a consistent metric for the performance of each of our business units. The target level for the primary performance goal was based on the Company’s 2011 budget and the economic and business environment when the target was set in early 2011.

The bonus pool is generally funded based upon the achievement of a primary performance goal with a specified payout formula with payments for achievements between these levels based on a pro rata calculation. In 2011 the named executive officers and other officers and key managers were subject to a sub-pool with the following payout formula with payments for achievements between these levels based on a pro rata calculation:

Percentage of Target Achieved	Percentage of Bonus Pool to be Funded
<80	0
80	25
100	100
110	150
120 or more	200

The Compensation Committee established three additional performance goals related to 2011: revenue, inventory reduction and safety results. Achievement related to these three goals could have resulted in additional discretionary adjustment to the 2011 bonus pool by the Compensation Committee up or down by up to 20%. These additional goals selected for 2011 were considered key objectives due to their relevance to our long-term strategies for financial performance and growth of our business thereby generating long-term stockholder value.

In determining the funding of the 2011 bonus sub-pool for the named executive officers and other officers and key managers, the Compensation Committee, taking into account advice of the Chief Executive Officer, considered the overall compensation allocation between senior management and other eligible employees. The Compensation Committee, using its discretionary authority under the Annual Incentive Plan, determined that bonuses to be paid to named executive officers and other officers if the target for the primary performance goal was not achieved should be lower than the percentage applicable to the Company-wide bonus pool for other employees, since such officers were entitled to receive other components of compensation, including realized long-term awards from prior years, not otherwise available to other employees.

The 2011 targets and performance against the primary and additional goals are set forth below, all of which exclude the impact of the Diversey transaction or Diversey’s results in 2011:

Performance Goal	Target	Actual Performance	Goal Achieved
2011 Adjusted Consolidated Operating Income	$603 million at budgeted exchange rates	$549.6 million	No
2011 Revenue	At least $4,775 million at budgeted exchange rates	$4,654.6 million	No
Inventory Reduction	Reduction of at least $34 million at budgeted exchange rates	Increase of $39 million	No
2011 Safety Result	Total Recordable Incident Rate of 0.97 or better for all currently wholly-owned facilities	0.82	Yes

As reflected in the table above, we achieved above threshold but less than target for our primary performance goal and only achieved one of the three additional performance goals set under the Annual Incentive Plan. As we did not achieve our target principal performance goal and only met one of the three additional goals, the Compensation Committee determined that the funded bonus sub-pool for officers and key managers should be set at 25% of the target for 2011. The bonuses for the named executive officers were subject to further discretionary adjustment based on business unit and individual performance criteria, as discussed below.

In order to ensure that achievement represents the performance of the core business, the non-U.S. GAAP adjusted consolidated operating income target and achievement were derived from our U.S. GAAP operating profit by adjusting for specific items approved by the Compensation Committee, including acquisition related expenses, a bonus reversal, profit sharing expenses, integration costs and the impact of foreign currency translation. The revenue and inventory reduction target and achievement numbers above also reflect approved adjustments for the impact of foreign currency translation.

During the first quarter of 2012, the Compensation Committee approved the following 2011 bonus awards under the Annual Incentive Plan for the named executive officers:

ACTUAL 2011 BONUS AWARDS

Name	Total 2011 Bonus Award ($)	Percentage of Target	2011 Cash Bonus ($)	SLO Award (Shares)[1]
Mr. Hickey	$0	0%	$0	0
Mr. Christie	22,300	28.4%	11,150	541
Mr. Chammas	69,990	28.5%	0	3,402
Mr. Deily	67,900	27.2%	33,950	1,650
Ms. White	38,500	25.0%	19,250	934

[1]	These awards were granted in the form of restricted stock to Mr. Chammas and restricted stock units to Messrs. Christie and Deily and Ms. White.

Mr. Kelsey is not included in the above table since he terminated his employment on August 12, 2011 and therefore was not entitled to receive an annual bonus for 2011.

The Compensation Committee further considered the following factors for the individual annual bonus awards for our named executive officers for 2011:

•

Based upon the recommendation of Mr. Hickey, our Chief Executive Officer, the Compensation Committee determined that he would not receive an annual bonus award for 2011 based on the performance of the Company’s stock price during 2011.

•

The bonus awards for the named executive officers (other than the Chief Executive Officer) were primarily based on achievement of less than the target performance for the overall corporate goals. The bonus award for Mr. Christie, our Interim Chief Financial Officer and Treasurer, which was 28.4% of his target bonus, further reflects that he and the Company’s finance organization achieved or exceeded departmental performance goals and made significant contributions to the Company’s successful debt raising activities in 2011. The bonus award for Mr. Chammas, which was 28.5% of his target bonus, further reflects that he and the supply chain organization that he leads achieved or exceeded departmental performance goals, including improved on time delivery performance to 97.6%, record safety performance with a Total Recordable Incident Rate of .86 and a 3.5% improvement in total process yield. The bonus award for Mr. Deily, which was 27.2% of his target bonus, further reflects that he and the food packaging business that he leads exceeded budgeted sales targets in North America and Asia, achieved greater than budgeted new product sales and incurred lower than budgeted expenses. The bonus award for Ms. White, which was 25% of her target bonus, was consistent with the overall funded bonus sub-pool for the officers and key managers.

2012 Performance Goals.    During the first quarter of 2012, the Compensation Committee established 2012 annual bonus targets for the named executive officers other than Mr. Hickey and for other officers and key executives. Mr. Hickey’s 2012 compensation is discussed below under “2012 Chief Executive Officer Incentive Compensation.” The Compensation Committee set consolidated adjusted EBITDA, weighted at 70%, and net debt reduction from operations, weighted at 30%, as the primary metrics for the 2012 performance goals under the Annual Incentive Plan. In order to ensure that achievement of consolidated adjusted EBITDA represents the performance of the core business, non-U.S. GAAP adjusted EBITDA is derived from our U.S. GAAP net earnings by adjusting for specific items approved by the Compensation Committee, including restructuring charges, acquisition related expenses, integration costs and other income/(expense) as included in our consolidated statements of operations. Further, the Compensation Committee set the following additional goals, which may be considered to increase or decrease the bonus pool: revenue, inventory days on hand, safety results and net debt reduction from all activities, including operations. The Compensation Committee determined that the bonus pool funding levels for achievement of the primary performance goals for the Company’s officers, including the named executive officers, would be as follows (with payments for achievements between these levels based on a pro rata calculation):

2012 Consolidated Adjusted EBITDA

Percentage of Target Achieved	2012 Consolidated Adjusted EBITDA Goal Achieved	Funded Pool as a Percent of Target Annual Incentive
<80%	Less than $962.4 million	0%
80%	$962.4 million	50%
90%	$1,082.7 million	75%
100%	$1,203.0 million	100%
110%	$1,323.3 million	150%
120%	$1,443.6 million	200%

The Compensation Committee measures management performance excluding the impact of foreign currency translation. The currency translation exchange rates on which the goals are based are the Company’s budgeted exchange rates. Achievement of the goal will also be based on the same exchange rates. The Company’s reported performance will be based on actual currency translation exchange rates during the performance period. If the currency translation exchange rates used by the Company in February 2012 had been used for the goals, the target amount would have been $1,190.0 million.

2012 Net Debt Reduction from Operations

Percentage of Target Achieved	2012 Net Debt Reduction from Operations Goal Achieved	Funded Pool as a Percent of Target Annual Incentive
<89.8%	Less than $230.0 million	0%
89.8%	$230.0 million	50%
94.9%	$243.0 million	75%
100.0%	$256.0 million	100%
111.5%	$285.5 million	150%
123.0%	$315.0 million	200%

Long-Term Incentive Compensation

2011 Long-Term Incentive Compensation Awards.    The executive compensation program provides for annual awards of performance share units, or PSU awards, under the 2005 Contingent Stock Plan to the named executive officers and other executive officers and key executives. The program is intended to align compensation closely to our performance while giving the executive officers the opportunity for exceptional value if performance targets are exceeded and while continuing to encourage the retention of our executive officers.

The PSU awards provide for three-year performance periods with a targeted number of shares to be earned if performance during the period meets goals set during the first 90 days of the period. If performance is below defined threshold levels, then no units will be earned, and if performance exceeds defined maximum levels, then a maximum number of units (above the target number) will be earned.

During the first quarter of 2011, the Compensation Committee established three-year PSU award target levels for the performance period starting January 1, 2011 for the named executive officers.

The target award levels were based on a multiple of base salary divided by the closing price of our common stock on the date the awards were made, where the multiple of salary was set within the median range for long-term incentive compensation as a multiple of salary for executives with similar positions and responsibilities. Mr. Hickey’s PSU target award levels were at the high end of the median range for chief executive officers of peer companies in order to link his total compensation more closely to our long-term performance and to compensate for a salary at the lower end of the median range.

The Compensation Committee established principal goals for the 2011 three-year PSU awards similar to those of the previous year, which were three-year cumulative volume growth of net trade sales and three-year average return on invested capital. The Compensation Committee recognized that sales growth and the effective use of invested capital drive value for our stockholders.

For the 2011 three-year PSU awards, the two principal performance metrics, three-year cumulative volume growth of net trade sales and three-year average return on invested capital, are each weighted 50% and calculated separately based on the targets set for each. The results of each metric will determine the number of shares earned for that metric. The total award will be the addition of the total number of shares earned for each of the two performance metrics.

Three-year cumulative volume growth of net trade sales includes only the volume component of growth of net trade sales during the three-year performance period of 2011 through 2013 over base year 2010. The calculation will exclude other components of growth of net sales, which are the effects of product price/mix, acquisitions or dispositions and foreign currency translation. The other components were excluded from this metric because the intent was to provide incentives to grow our current business and to measure performance on a constant dollar basis and because, although important, the product price/mix component will affect the other performance metric, return on invested capital.

The three-year cumulative volume growth of net trade sales over base year 2010 at threshold, target and maximum for the performance period (fiscal years 2011, 2012 and 2013) are as follows:

2011 THREE-YEAR PSU:

VOLUME GROWTH PERFORMANCE GOAL

	Three-Year Cumulative Volume Growth over Base Year 2010	Percentage of Target Award Earned
	Under 7.7%	0%
Threshold:	7.7%	50%
Target:	14.9%–16.6%	100%
Maximum:	24.2% and above	200%

Award levels based on three-year cumulative volume growth of net trade sales between any two of these levels will be based on a pro rata calculation of the number of shares earned, except that no shares for this metric will be earned for cumulative volume growth below 7.7%.

The threshold, target and maximum levels for three-year cumulative volume growth of net trade sales were based on a review of our cumulative three-year volume growth (or decline) during the period from 2006 through 2010. The target range was based upon achieving a level above the range of the prior three-year cumulative volume growth of net trade sales.

Three-year average return on invested capital (ROIC) represents the three-year cumulative adjusted net operating profit after core tax (NOPAT) during the performance period divided by average invested capital for the three-year performance period. The core tax represents the effective tax rate after adjustment for permitted exclusions. Invested capital equals: Total debt + (plus) settlement liability and related accrued interest + (plus) total stockholders’ equity–/+ (less)/plus accumulated other comprehensive income/loss—(less) cash and cash equivalents. The three-year average ROIC is calculated as follows:

Cumulative Adjusted NOPAT for 2011 through 2013

Divided by

Average Quarter End Invested Capital from December 31, 2010 through December 31, 2013

That result divided by

Three (years)

The three-year average ROIC at threshold, target and maximum for the performance period (fiscal years 2011, 2012 and 2013), subject to permitted exclusions, are as follows:

2011 THREE-YEAR PSU:

ROIC PERFORMANCE GOAL

	Three-Year Average ROIC	Percentage of Target Award Earned
	Under 8.2%	0%
Threshold:	8.2%	50%
Target:	10.1%–10.5%	100%
Maximum:	12.4% and above	200%

Award levels based on three-year average ROIC between any two of these levels will be based on a pro rata calculation of the number of shares earned, except that no shares for this metric will be earned for three year average ROIC under 8.2%.

The threshold, target and maximum levels for ROIC were set following a review of historical levels of ROIC for us and for those of our peer companies for which comparable data was available.

In order to ensure that achievement represents the performance of the core business, the calculation of ROIC will exclude the effect of specified restructuring programs, the effects of specified acquisitions and dispositions, charges related to goodwill impairment, specified litigation-related costs, expenses related to capital market transactions, and the effect of any accounting changes implemented during the performance period.

If the threshold level is achieved for either of the principal goals, then the number of shares earned for each participant can be increased (if the additional goal set forth below is achieved) or decreased (if the additional goal set forth below is not achieved) by up to 10% of the target level at the discretion of the Compensation Committee. The additional goal is a 2013 safety result (Total Recordable Incident Rate) of 1.20 or better, excluding facilities acquired during the performance period.

The number of shares earned based on the two principal goals and, if applicable, the additional goal will be rounded up to the nearest whole share. The Compensation Committee has retained the discretion in extraordinary circumstances to reduce downward any award that would otherwise be payable.

2012 Long-Term Incentive Compensation Awards.    During the first quarter of 2012, the Compensation Committee established three-year PSU award target levels for the performance period starting January 1, 2012 for the named executive officers other than Mr. Hickey and for other officers and key executives. Mr. Hickey’s 2012 Compensation is discussed below under “2012 Chief Executive Officer Incentive Compensation.” The performance goals that were established were constant dollar growth of net trade sales weighted at 25%, return on invested capital (ROIC) weighted at 50% and relative total shareholder return (TSR) weighted at 25%. TSR is based on a combination of share price performance and the reinvestment of all dividends.

The goals for cumulative three year constant dollar net trade sales growth (excluding the impact of foreign currency translation), a non-U.S. GAAP measure, over base year 2011 at threshold, target and maximum for the performance period (fiscal years 2012, 2013 and 2014), subject to permitted exclusions, are as follows:

2012 THREE-YEAR PSU:

CONSTANT DOLLAR NET TRADE SALES

GROWTH PERFORMANCE GOAL

	Cumulative Three-Year Net Trade Sales Growth Over Base Year 2011	Percentage of Target Award Earned
Below Threshold	Under 6.4%	0%
Threshold:	6.4%	50%
Target:	12.8%	100%
Maximum:	19.2% and above	200%

The Compensation Committee’s target goals reflect the use of Sealed Air’s reported average 2011 exchange rates in years 2012 through 2014 in order to measure performance excluding the impact of foreign currency translation. Achievement of the goals will also be based on the same foreign currency exchange rates. The Company’s actual performance will be based on reported foreign currency exchange rates during the three year performance period. The foreign currency exchange rates used by the Company in February 2012 would have resulted in a target of $8.6 billion in net trade sales in 2013.

The three-year average ROIC at threshold, target and maximum for the performance period (fiscal years 2012, 2013 and 2014), subject to permitted exclusions, are as follows:

2012 THREE-YEAR PSU:

ROIC PERFORMANCE GOAL

	Three-Year Average ROIC	Percentage of Target Award Earned
Below Threshold:	Under 7.2%	0%
Threshold:	7.2%	50%
Target:	9.0%	100%
Maximum:	10.8% and above	200%

The threshold, target and maximum goals are lower than for the 2011 three-year PSUs due to the Company’s higher level of capital as a result of the Diversey transaction.

The three-year total shareholder return relative to our peer group at threshold, target and maximum for the performance period (fiscal years 2012, 2013 and 2014), subject to permitted exclusions, are as follows:

2012 THREE-YEAR PSU:

RELATIVE TSR PERFORMANCE GOAL

	TSR Percentile Rank	Percentage of Target Award Earned
Below Threshold:	Below 25th Percentile	0%
Threshold:	25th Percentile	25%
Target:	50th Percentile	100%
Maximum:	75th Percentile	200%

2012 Chief Executive Officer Incentive Compensation.    As discussed above, the Compensation Committee approved the recommendation of Mr. Hickey, our Chief Executive Officer, to place a substantial portion of his compensation at risk by reducing his base salary to $100,000 in 2012 and granting him most of his 2012 compensation as long-term incentive pay in the form of an equity award tied to the achievement of financial goals related to the success of the Diversey transaction. The Compensation Committee determined that Mr. Hickey would not participate in the annual incentive and long-term incentive programs applicable to the other named executive officers and other officers. Instead, Mr. Hickey was granted a special award of performance share units. The primary metrics for Mr. Hickey’s performance share units award are the same as the primary metrics for 2012 under the Annual Incentive Plan: 2012 consolidated adjusted EBITDA, weighted at 70%, and 2012 net debt reduction from operations, weighted at 30%. The Compensation Committee determined that the funding levels for achievement of the primary performance goals for our Chief Executive Officer would be as follows (with payments for achievements between these levels based on a pro rata calculation):

2012 Consolidated Adjusted EBITDA

Percentage of Target Achieved	Consolidated Adjusted EBITDA Goal Achieved	Funded Pool as a Percent of Target Annual Incentive
Less than 90%	Less than $1,082.7 million	0%
90%	$1,082.7 million	25%
100%	$1,203.0 million	100%
110%	$1,323.3 million	150%
120% or more	$1,443.6 million	200%

2012 Net Debt Reduction from Operations

Percentage of Target Achieved	2012 Net Debt Reduction from Operations Goal Achieved	Funded Pool as a Percent of Target Annual Incentive
Less than 90%	Less than $230.4 million	0%
90%	$230.4 million	25%
100%	$256.0 million	100%
110%	$281.6 million	150%
120% or more	$307.2 million	200%

The amount of the award that has been earned will be determined by the Compensation Committee during the first quarter of 2013. The performance share units award granted to Mr. Hickey will also be subject to an additional time-based vesting schedule, with 50% of the award that has been earned vesting on December 31, 2014, and the remaining 50% of the earned award vesting on December 31, 2015, in each case payable in January of the following year.

Savings, Retirement and Health and Welfare Programs

Our named executive officers participate in the retirement programs available generally to employees in the countries in which they work because we believe that participation in these programs and in the other health and welfare programs mentioned below is an important part of a competitive compensation package. In the United States, our named executive officers participate in two tax-qualified defined contribution retirement plans, the Profit-Sharing Plan of Sealed Air Corporation and the Sealed Air Corporation 401(k) Thrift Plan.

Mr. Deily also participates in the Sealed Air Corporation Restoration Plan for Cryovac Employees, a tax-qualified defined benefit plan that covers the employees of our Cryovac operations who participated in a defined benefit plan maintained by a previous employer immediately prior to March 31, 1998. The Restoration Plan for Cryovac Employees is described under “Pension Benefits in 2011” below. Mr. Deily currently does not have any cumulative benefit under that plan. We do not offer any non-qualified excess or supplemental benefit plans or deferred compensation plans to our named executive officers in the U.S.

All of our named executive officers participate in the health, life insurance, disability benefits and other welfare programs that are provided generally to employees in the countries in which they work.

Perquisites and Other Personal Benefits

Consistent with our performance-oriented environment, during 2011 the only perquisite we provided to our named executive officers was the personal use of a Company-leased vehicle. Employees in the United States who have a Company-leased vehicle are permitted to purchase the vehicle at the end of the lease term or upon retirement, if earlier, at a discount from the fair market value of the vehicle. Employees who leave for any other reason are not generally eligible for this discount.

Employment, Severance and Change in Control Arrangements

Employment and Severance Arrangements.    We do not generally enter into employment agreements or severance programs covering executive officers or other employees except in countries outside the U.S. where such agreements or programs are customary. However, in recent years, most exempt employees in the U.S. have been required to enter into a Non-Compete and Confidentiality Agreement with the Company at the time of hire. The Non-Compete and Confidentiality Agreement addresses the confidentiality of proprietary Company information and disclosure and assignment of inventions to the Company and includes a two-year post-employment non-compete obligation by the employee with payment to the employee of one to two months’ salary as severance pay if his or her employment is terminated by the Company other than for gross misconduct. Our named executive officers hired in recent years, Mr. Chammas and Mr. Kelsey, signed Non-Compete and Confidentiality Agreements when they were hired.

Except for the arrangements described above, none of the named executive officers has an agreement or arrangement providing for severance payments following termination of employment.

Change in Control Arrangements.    Our only change in control arrangements are those in connection with our equity compensation awards. The 2005 Contingent Stock Plan provides that restricted stock or restricted stock unit awards made under the plan vest upon termination of employment within two years following a change in control as defined in the plan if such termination is by the Company without cause or by the participant for good reason (as such terms are defined in the plan). This provision avoids automatic triggering of the change in control provision merely due to the occurrence of a change in control event even if there were no adverse effect on the employment of executives and other employees holding unvested awards. These provisions also apply to SLO awards, which are made in the form of restricted stock or restricted stock unit awards.

The 2005 Contingent Stock Plan provides that a participant earns a pro rata portion of a PSU award if the participant’s employment is terminated by the Company without cause or by the participant for good reason within two years following a change in control. The earned amount is the greater of the target award level or the actual level of achievement as of the fiscal quarter preceding the change in control, and the pro rata portion is the percentage of the performance period that has elapsed prior to termination of employment.

Executive Officer Stock Ownership Guidelines

In order to align the interests of directors, executive officers and stockholders, we believe that our directors and executive officers should have a significant financial stake in the Company. To further that goal, we adopted stock ownership guidelines during 2006 for directors and for executive officers and other key executives. The stock ownership guidelines for non-employee directors, which are part of our Corporate Governance Guidelines, are described above under “Director Compensation—Director Stock Ownership Guidelines.” The guidelines for our executive officers are as follows:

•

Executive officers are required to hold a multiple of their salary, where the multiple ranges from five for the Chief Executive Officer, to three for the Senior Vice Presidents and two for the other executive officers.

•

Share equivalents held in the Profit-Sharing Plan and the 401(k) Thrift Plan are included, but unvested awards under the 2005 Contingent Stock Plan are excluded. Executive officers have five years from the later of the adoption of the stock ownership guidelines or their appointment as executive officers to reach the guidelines.

•

Until the minimum stock ownership has been reached, executive officers are expected to retain all shares received as awards under the Company’s equity compensation programs after payment of applicable taxes.

•

Once the minimum stock ownership has been reached, executive officers are expected to retain half of any additional shares received as awards under our equity compensation programs (after payment of applicable taxes) until retirement.

•

The Compensation Committee can approve exceptions to the stock ownership guidelines for executive officers in the event of home purchase, higher education expenses, major illness, gifts or financial hardship.

As of March 19, 2012, all of our named executive officers, other than Mr. Chammas who joined the Company in late 2010, had met these guidelines.

Compliance with Section 162(m) of the Internal Revenue Code; Performance-Based Compensation Program

The Performance-Based Compensation Program of Sealed Air Corporation (the “Program”) was approved by our stockholders at the 2005 annual meeting with amendments approved by our stockholders at the 2008 annual meeting. The objective of the Program is to permit the Compensation Committee to make awards of restricted stock and restricted stock units under our 2005 Contingent Stock Plan and to approve cash bonuses under our cash bonus arrangements that are subject to the attainment of pre-established objective performance goals that meet the requirements of Section 162(m) of the Internal Revenue Code and are thus fully deductible as performance-based compensation even if compensation exceeds the $1 million limit of Section 162(m). Under the current executive compensation program, the Compensation Committee intends to rely on the Program for deductibility of annual cash bonuses and SLO awards, as well as for any other grants of restricted stock or restricted stock units that may be awarded to participating executive officers. However, long-term incentive compensation awards are intended to be made primarily in the form of PSU awards under the 2005 Contingent Stock Plan, which awards once earned are intended to qualify as performance-based compensation under the provisions of the 2005 Contingent Stock Plan rather than under the Program.

2011 Performance-Based Compensation Program Goals and Achievements.    During the first ninety days of 2011, the Compensation Committee approved pre-established performance goals for 2011 cash bonuses that would be paid in 2012 to the named executive officers other than Mr. Christie and several other executives, for SLO awards to be made in connection with 2011 bonuses, and for stock awards that the Compensation Committee may make in 2012 under the 2005 Contingent Stock Plan to the same group of officers and executives. The goals and the achievement levels required to allow the Compensation Committee to approve bonuses and awards up to the limit provided in the Program were as follows:

•	2011 diluted earnings per share (adjusted as described below) of at least $1.85 per share;

•

2011 operating expenses (as adjusted) at budgeted exchange rates (including selling, general, administrative and research and development expenses but excluding goodwill impairment charges) less than or equal to $773 million;

•	2011 net operating profit after tax (as adjusted) of at least $440 million;

•	2011 net income (as adjusted) above $282 million;

•	2011 operating profit (as adjusted) as a percentage of 2011 net sales at least 12.2%; or

•	2011 gross profit (as adjusted) as a percentage of 2011 net sales at least 29.6%.

Based on criteria established at the beginning of the performance period, the Compensation Committee adjusted the results on which performance achievements were based to eliminate the effects of specified items. The adjustments were intended to ensure that achievements represented the underlying performance of the core business. The categories of adjustments that were approved by the Compensation Committee related to restructuring and other related charges, acquisition related expenses charges related to goodwill impairment, specified litigation-related costs, expenses related to capital market transactions, and the effect of any accounting changes implemented during the performance period and the related tax adjustments for each of such items.

During the first quarter of 2012, the Compensation Committee certified achievement of two of the goals that had been established for calendar year 2011, adjusted operating expenses and adjusted net income. This permitted us to pay fully tax-deductible 2011 cash bonuses of up to $2.6 million to each of the participating executives and to make fully tax-deductible SLO awards and other stock awards under the 2005 Contingent Stock Plan during 2012 in the aggregate amount of up to approximately 384,013 shares to each of the participating executives. The Compensation Committee has the discretion to approve cash bonuses, SLO awards and other stock awards lower than these maximum levels, including the possibility of paying no 2011 cash bonuses and making no SLO or other stock awards to some or all of the executives during 2012. Since the objective of the Program is to ensure that these 2011 cash bonuses and stock awards are performance-based and thus tax-deductible, the amounts of 2011 cash bonuses and SLO awards were established at lower levels based on the processes and criteria discussed previously under “Annual Incentive Compensation.”

The Compensation Committee currently intends that its future awards of annual and long-term incentive compensation for our executive officers will qualify as performance-based compensation under Section 162(m) and thus will be fully tax-deductible by the Company, although exceptions may be made in special circumstances such as appointment or recruitment of an executive officer or as a result of a business combination or acquisition.

Recoupment Policy

The recoupment policy requires each executive officer to reimburse the Company for all or a portion of any annual or long-term incentive compensation paid to the executive officer based on achievement of financial results that were subsequently the subject of a restatement due to error or misconduct regardless of whether the executive officer was responsible for the error or misconduct so long as no payment or award or a lower payment or award would have been made to the officer based on the restated results. The Board of Directors will make the determination whether to seek recovery. The Recoupment Policy is part of our overall risk management practices to ensure that compensation programs do not encourage manipulation of financial results.

In addition, the policy provides that our Chief Executive Officer and Chief Financial Officer shall reimburse the Company for any compensation or profits from the sale of securities under Section 304 of the Sarbanes-Oxley Act of 2002. The policy has been incorporated into SLO and PSU award documents.

Timing of Award Grants

PSU awards made to the Company’s executive officers under the Company’s 2005 Contingent Stock Plan are made during the first 90 days of each year, either at the regularly-scheduled meeting of the Compensation Committee held in February of each year or at a special meeting held later but during the first 90 days of the year. In addition, SLO awards are made effective on a date set by the Compensation Committee in advance but no later than March 15 to those executive officers who have elected to receive a portion of their annual bonus as an SLO award. The date is selected based on when the Compensation Committee expects that all bonuses will be determined and to allow our staff sufficient time to assist executive officers to make required SEC filings for the SLO awards on a timely basis.

To the extent that other awards of restricted stock or restricted stock units may be made to executive officers, they are generally made at one of the regularly-scheduled meetings of the Compensation

Committee. Awards are generally effective on the date of the meeting at which they were approved. However, when an award is to be made to an executive officer who is traveling or otherwise not available to make the required filing regarding such award with the SEC on a timely basis, then at the meeting the award is given an effective date after the date of the meeting so that the filing can be made on a timely basis. Dates for Compensation Committee meetings are usually set during the prior year, and the timing of meetings and awards is unrelated to the release of material non-public information.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In 2011 as in prior years, at the request of the Compensation Committee and with the assistance of Cook, we evaluated our incentive compensation plans relative to our enterprise risks and determined that there were no significant changes to the compensation risks identified below. We determined, taking into account advice from Cook, that there were no significant risk areas from a compensation risk perspective.

With respect to our executive compensation programs, a number of risk mitigation features were in place in 2011, including the following:

•

The primary metric for the Annual Incentive Plan focused on profits (adjusted operating income), and the Compensation Committee had discretion to adjust bonus pool funding and individual award payouts.

•	The principal long-term incentive program for executives is PSU awards that vest based on achievement of financial goals. No stock options are used.

•	The Compensation Committee has discretion in extraordinary circumstances to reduce long-term incentive (PSU) awards below the amount otherwise earned.

•	Pay leverage is reasonable and generally does not exceed 200% of target.

•	The Recoupment Policy that applies to executive officers and other key executives discourages excessive risk taking and manipulation of financial results.

•	Our stock ownership guidelines require executives to hold at least a portion of vested equity awards during employment, thus discouraging excessive risk taking.

•	Different metrics are used for annual and long-term incentive plans for executives, thus not placing too much emphasis on a single metric.

Compensation Committee Report

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the members of the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2012 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for 2011.

Organization and Compensation Committee

Lawrence R. Codey, Chair

Michael Chu

Jacqueline B. Kosecoff

William J. Marino

2011 Summary Compensation Table

The following table includes information concerning 2011 compensation for our Chief Executive Officer, our Interim Chief Financial Officer, our former Chief Financial Officer and our three other most highly compensated executive officers during 2011 who served as such at the end of the year.

Name and Principal Position	Year	Salary ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation[2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation[3] ($)	Total ($)
William V. Hickey President and Chief Executive Officer	2011	675,000	4,993,758	0	0		46,141	5,714,900
	2010	670,833	4,218,763	0	0		50,486	4,940,082
	2009	650,000	6,812,506	0	0		50,064	7,512,570
Tod S. Christie[5] Treasurer and Interim Chief Financial Officer	2011	252,667	201,388	9,813	0		38,053	501,921
Emile Chammas Vice President	2011	408,333	840,528	0	0		70,602	1,319,463
Karl R. Deily Vice President	2011	372,500	681,274	31,250	0	[4]	32,702	1,117,726
	2010	350,000	654,001	51,400	0		40,113	1,095,514
	2009	300,000	1,406,700	162,000	0		39,548	1,908,248
H. Katherine White Vice President, General Counsel and Secretary	2011	373,333	583,774	19,250	0		40,079	1,016,436
David H. Kelsey[5] Former Senior Vice President and Chief Financial Officer	2011	323,553	1,276,580	0	0		57,031	1,657,164
	2010	462,500	922,755	105,926	0		51,774	1,542,955
	2009	450,000	1,456,461	270,844	0		44,409	2,221,714

[1]

The Stock Awards column shows the value of equity awards granted during the year indicated. The amounts do not correspond to the actual amounts that may be earned by the named executive officers. Equity awards include awards of restricted stock (RS) under the 2005 Contingent Stock Plan during the year. Equity awards also include SLO awards under the Annual Incentive Plan and PSU awards granted during the year. RS awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718. SLO awards are valued at the fair value at the service inception date based on the percentage of the target bonus to be paid as an SLO award, increased by the 25% premium, using the closing price of our common stock on the first trading day of the calendar year, where the service inception date is the beginning of the calendar year. PSU awards are valued based on the grant date fair value, which is the date on which the PSU award was granted by the Compensation Committee. In valuing the SLO awards and PSU awards, we assumed the probable achievement of the target levels for the primary performance goals. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional assumptions made in valuing these awards and other information, see Note 18, “Stockholders’ Equity,” of Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The values of the PSU awards made in 2011 as of the grant date assuming that the highest level of performance conditions would be achieved, resulting in an award equal to 200% of the target, are as follows:

2011 PSU Award
Mr. Hickey	$8,300,002
Mr. Christie	304,630
Mr. Chammas	1,066,050
Mr. Deily	1,050,028
Ms. White	527,578
Mr. Kelsey	1,662,534

These values do not include the potential 10% increase that could be earned if the additional performance goals are achieved; see “Compensation Discussion and Analysis—2011 Long-Term Incentive Compensation Awards.” Also, the values shown for Mr. Hickey’s PSU awards do not reflect the cap on the number of shares of common stock that could be issued of two-tenths of

1% (0.2%) of the issued and outstanding shares of common stock on January 1 of the year of issuance as described in Note 3 to the Grants of Plan-Based Awards in 2011 table below. See the Grants of Plan-Based Awards in 2011 and the Outstanding Equity Awards at 2011 Fiscal Year-End tables below for additional information on awards made in 2011, as well as information on awards made in 2009 and 2010. For purposes of illustration, in 2011, the maximum number of shares that could be issued to a participant with respect to a performance share unit award would be approximately 318,861 shares.

[2]

The amounts in the Non-Equity Incentive Compensation column for 2011 reflect the cash portion of annual bonuses earned by the named executive officers for 2011. All named executive officers except Messrs. Hickey and Kelsey also received SLO awards as all or part of their annual bonuses for 2011. The values of the SLO award portion of annual bonuses at the service inception date are included in the Stock Awards column. For further discussion regarding annual bonus awards in 2011, see “Compensation Discussion and Analysis—2011 Cash Bonus and Stock Leverage Opportunity (SLO) Program” above.

[3]	The amounts shown in the All Other Compensation column for 2011 are attributable to the following:

	Mr. Hickey	Mr. Christie	Mr. Chammas		Mr. Deily	Ms. White	Mr. Kelsey
Personal use of Company-leased car*	$20,327	$13,795	$12,861		$12,657	$14,489	$20,306
Company contribution to Profit-Sharing Plan	12,250	12,250	12,250		12,250	12,250	12,250
Company matching contributions to 401(k) Thrift Plan	13,339	11,783	5,635		7,795	13,340	11,185
Discount on purchase of Company-leased car	—	—	—		—	—	13,290
Health club reimbursement	225	225			—	—	—
Relocation	—	—	39,856	**	—	—	—
Total	$46,141	$38,053	$70,602		$32,702	$40,079	$57,031

*	The amounts shown for the cost to the Company for each of the Company-leased cars include the costs of the lease, maintenance, fuel and insurance coverage.

**	Includes tax gross-up of $12,714.

[4]

Although Mr. Deily participates in a defined benefit pension plan, he did not have an accumulated benefit under that plan at December 31, 2011 or December 31, 2010. See “Pension Benefits in 2011” below for further information.

[5]	Mr. Kelsey resigned from the Company effective August 12, 2011, at which time Mr. Christie, the Company’s Treasurer, was also appointed the Interim Chief Financial Officer.

Grants of Plan-Based Awards in 2011

The following table sets forth additional information concerning stock awards granted during 2011 under the 2005 Contingent Stock Plan and the cash and SLO portions of the annual bonus targets for 2011 performance under the Company’s Annual Incentive Plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]	Estimated Future Payouts Under Equity Incentive Plan Awards[3]			Grant Date Fair Value of Stock Awards[4] ($)
Name	Type of Award[1]	Grant Date	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Hickey	11 SLO	2/17/2011			32,754		843,743
	11PSU3	3/11/2011		39,630	158,518	317,036	4,150,001
Mr. Christie	Cash	2/17/2011	39,250
	11 SLO	2/17/2011			1,905		49,073
	11PSU3	3/11/2011		1,455	5,818	11,636	152,315
Mr. Chammas	11 SLO	2/17/2011			11,937		307,497
	11PSU3	3/11/2011		5,090	20,360	40,720	533,025
Mr. Deily	Cash	2/17/2011	125,000
	11 SLO	2/17/2011			6,066		156,260
	11PSU3	3/11/2011		5,014	20,054	40,108	525,014
Ms. White	Cash	2/17/2011	77,000
	11SLO	2/17/2011			3,736		96,239
	11PSU3	3/11/2011		4,656	18,622	37,244	487,524
Mr. Kelsey	11 SLO	2/17/2011			17,287		445,313
	11PSU3	3/11/2011		15,876	31,752	63,504	831,267

[1]	Type of award:

Cash = cash portion of 2011 annual bonus

11SLO = SLO award portion of 2011 annual bonus

11PSU3 = three-year PSU award for the performance period beginning January 1, 2011

[2]

This column shows the target awards established in early 2011 for the cash portion of 2011annual bonuses for each of the named executive officers under the Company’s Annual Incentive Plan. While the overall funded bonus sub-pool applicable to the named executive officers has a 25% of target threshold level and a 200% of target maximum funding limit, individual bonus awards can vary as long as the total of all bonus awards is within the overall funded sub-pool. Actual payouts for 2011 are shown in the Non-Equity Incentive Plan Compensation column of the 2011 Summary Compensation Table.

[3]

These columns show target awards established in early 2011for the SLO portion of 2011 annual bonuses for each of the named executive officers under the Company’s Annual Incentive Plan, as well as the threshold, target and maximum awards for PSU awards for the performance period beginning January 1, 2011 for each of the named executive officers under the 2005 Contingent Stock Plan. The threshold number of shares for PSU awards is 25% of the target number of shares, and the maximum number of shares for such awards is 200% of the target number of shares. The maximum awards shown for the PSU awards do not include the potential 10% increase that could be earned if the additional performance goal is achieved; see “Compensation Discussion and Analysis—2011 Long Term Incentive Compensation Awards.” The maximum number of shares that can be issued to any participant in any calendar year with respect to a PSU award is two-tenths of 1% (0.2%) of the outstanding shares on January 1 of that calendar year. That restriction may limit the maximum number of shares that can be issued to Mr. Hickey on account of the PSU award shown in the table. For purposes of illustration, in 2011, the maximum number of shares that could be issued to a participant with respect to a performance share unit award would be approximately 318,861 shares. Shares, to the extent earned, will be issued in 2014 for the PSU awards.

[4]

This column shows the fair value on the grant date or service inception date of the equity awards shown in the table computed in accordance with FASB ASC Topic 718. The fair value on the service inception date of 11SLO awards was based on the percentage of the target bonus to be paid as an SLO award, increased by the 25% premium, using the closing price of the Company’s common stock on January 3, 2011 of $25.76. The grant date fair value date of the PSU awards was based on the target award amounts valued at the closing price of the Company’s common stock on March 11, 2011 of $26.18. The value of dividends was factored into the grant date fair value or the service inception date fair value for these awards. The amounts shown exclude the impact of estimated forfeitures.

Description of Annual and Long-Term Incentive Awards in the 2011 Summary Compensation Table and the Grants of Plan-Based Awards in 2011 Table

Annual Incentive Plan: Cash Bonuses and SLO Awards.    Each of the named executive officers has a target bonus that is established by the Compensation Committee during the first quarter of the year. Also, each of the named executive officers has the opportunity at a time determined by the Compensation Committee (usually prior to the start of the performance year) to designate a portion of his or her annual bonus to be received as an equity award under the 2005 Contingent Stock Plan, called a stock leverage opportunity (SLO) award. The portion to be denominated as SLO awards, in increments of 25% of the annual bonus, may be given a premium to be determined by the Compensation Committee each year. The stock price used to calculate the number of shares that can be earned is the closing price on the first trading day of the performance year, thereby reflecting stock price changes during the performance year in the value of the SLO award.

Once the amount of the annual bonus that has been earned has been determined for each named executive officer following the end of the year, the cash portion is paid out shortly thereafter, and the SLO award is provided in the form of an award of restricted stock or restricted stock units under the 2005 Contingent Stock Plan that vest on the second anniversary of the grant date, or earlier in the event of death, disability or retirement from employment with the Company. The shares subject to the award are not transferable by the recipient until the earlier of vesting or the second anniversary of the grant date. The award is granted on a date determined by the Compensation Committee, but no later than the March 15 following the end of the performance year. Retirement for the purpose of SLO awards and the PSU awards described below means termination of employment after five or more years of employment and with years of employment plus age equal to 70 or more, except termination for cause. If the recipient ceases to be employed by the Company prior to vesting, then the shares are forfeited, except for certain circumstances following a change in control. Each SLO award is made in the form of restricted stock unless the award would be taxable to the recipient prior to the shares becoming transferable by the recipient, in which case the SLO award is made in the form of restricted stock units. Recipients who hold SLO awards in the form of restricted stock receive dividends and have the right to vote the shares of restricted stock. Recipients who hold SLO awards in the form of restricted stock units have no voting rights until shares are issued to them but do receive a cash payment in the amount of the dividends (without interest) on the shares they have earned at about the same time that shares are issued to them following the period of restriction.

Performance Share Unit Awards.    PSU awards, which are awarded under the 2005 Contingent Stock Plan, provide for a minimum one-year performance period with a targeted number of shares to be earned if performance during the period meets goals set by the Compensation Committee during the first 90 days of the period. If performance is below defined threshold levels, then no units will be earned, and if performance exceeds defined maximum levels, then a maximum number of units (above the target number) will be earned. PSU awards are not transferable by the participant until the end of the performance period and certification by the Compensation Committee with respect to each performance measure used for the award. If a participant terminates employment during the performance period due to death, disability or retirement, then the participant (or his or her estate) will receive a pro rata payout following the end of the performance period based on the portion of the performance period during which the participant was employed and based on the number of units that would have been earned by the participant if he or she had remained employed for the entire performance period prior to applying the pro rata factor. If the participant leaves employment during the performance period for any other reason, then the units are forfeited, except for certain circumstances following a change in control. At about the same time that shares are issued to participants following the performance period, participants also receive a cash payment in the amount of the dividends (without interest) that would have been paid during the performance period on the number of shares that they have earned. Holders of PSU awards have no voting rights as stockholders until shares of common stock are issued after the end of the performance period.

Restricted Stock and Restricted Stock Units.    Awards of restricted stock and restricted stock units are made under the 2005 Contingent Stock Plan, which provides for a vesting period of at least three years after the grant date. Awards vest earlier in the event of the participant’s death or disability. If a participant terminates employment prior to vesting, then the award of restricted stock or restricted stock units is forfeited, except for certain circumstances following a change in control. Within 90 days following the date of termination, the Compensation Committee can waive the forfeiture of all or a portion of an award. During the vesting period, holders of unvested shares of restricted stock (but not holders of unvested shares of restricted stock units) are entitled to receive dividends on the same basis as dividends are paid to other stockholders and are entitled to vote the unvested shares.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table shows unvested outstanding stock awards under the 2005 Contingent Stock Plan for the named executive officers as of December 31, 2011. All market or payout values in the table are based on the closing price of common stock on December 30, 2011 of $17.21 per share.

Name	Type of Award[1]	Number of Shares or Units of Common Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Common Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[3] (#)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[4] ($)
Mr. Hickey	09SLO	57,009	981,125
	10SLO	7,664	131,897
	10PSU3			242,457	4,172,685
	11PSU3			137,911	2,373,448
Mr. Christie	09SLO	3,074	52,904
	10SLO	879	15,128
	11SLO	541	9,311
	10PSU3			10,712	184,354
	11PSU3			5,062	87,117
Mr. Chammas	RS	25,000	430,250
	11SLO	3,402	58,548
	11PSU			17,713	304,841
Mr. Deily	RS	32,000	550,720
	09SLO	4,427	76,189
	10SLO	2,918	50,219
	11SLO	1,650	28,397
	10PSU3			36,207	623,122
	11PSU3			17,447	300,263
Ms. White	09SLO	6,492	111,727
	10SLO	1,835	31,580
	11SLO	934	16,074
	10PSU3			35,400	609,234
	11PSU3			16,201	278,819
Mr. Kelsey	10PSU3			31,446	541,186
	11PSU3			5,650	97,237

[1]	Type of award:

RS = restricted stock award

09SLO = SLO award portion of 2009 annual bonus

10SLO = SLO award portion of 2010 annual bonus

11SLO = SLO award portion of 2011 annual bonus

10PSU3 = three-year PSU award for the performance period beginning January 1, 2010

11PSU3 = three-year PSU award for the performance period beginning January 1, 2011

[2]	For awards shown in these columns, the market values shown above are based on the closing price of common stock on December 30, 2011 of $17.21 per share as reported on the NYSE.

The 09SLO awards for all named executive officers were made in the form of awards of restricted stock units that vested and were paid on March 10, 2012.

The amounts shown in this column for 10SLO awards are the actual numbers of shares of restricted stock or restricted stock units earned by each named executive officer under the stock leverage opportunity feature of the Annual Incentive Plan for 2010. The 10SLO awards for all named executive officers were made in the form of awards of restricted stock units that vest and pay on March 13, 2013, or earlier in case of death, disability or retirement.

The amounts shown in this column for 11SLO awards are the actual numbers of shares of restricted stock or restricted stock units earned by each named executive officer under the stock leverage opportunity feature of the Annual Incentive Plan for 2011. The 11SLO awards for all named executive officers except Mr. Chammas were made in the form of awards of restricted stock units that vest and pay on March 9, 2014, or earlier in case of death, disability or retirement. Each of the currently-employed named executive officers other than Mr. Chammas is retirement-eligible.

RS awards vest as follows:

Name	Type of Award	Number of Shares or Units	Date of Vesting
Mr. Chammas	RS	25,000	11/1/2013
Mr. Deily	RS	32,000	3/16/2012

[3]

09PSU3 awards are performance share unit awards for the performance period January 1, 2009 through December 31, 2011 that vested on December 31, 2011. The amounts shown in this column for 09PSU3 awards represent the numbers of shares that would be earned if the maximum level of 200% of the principal goal for these awards was met, since we considered that level of achievement to be probable at the end of 2011.

10PSU3 awards are performance shares unit awards for the performance period January 1, 2010 through December 31, 2012 that vest on the latter date. The amounts shown in this column for 10PSU3 awards represent 150% of the target number of shares, since we considered that level of achievement to be probable at the end of 2011.

11PSU3 awards are performance shares unit awards for the performance period January 1, 2011 through December 31, 2013 that vest on the latter date. The amounts shown in this column for 11PSU3 awards represent 87% of the target number of shares, since we considered that level of achievement to be probable at the end of 2011.

The amounts in this column do not include the potential 10% increase that could be earned if the additional performance goals are achieved; see “Compensation Discussion and Analysis—2011 Long-Term Incentive Compensation Awards.”

The maximum number of shares that can be issued to any participant in any calendar year with respect to a PSU award is two-tenths of 1% (0.2%) of the outstanding shares on January 1 of that calendar year. This restriction may limit the number of shares that can be issued to Mr. Hickey on account of his PSU awards. For purposes of illustration, in 2011, the maximum number of shares that could be issued to a participant with respect to a performance share unit award would be approximately 318,861 shares.

Amounts shown for Mr. Kelsey in his column are pro-rated amounts due to termination of his employment on August 12, 2011.

[4]	The market or payout values shown in this column are based on the closing price of common stock on December 30, 2011 of $17.21 per share as reported on the NYSE.

Stock Vested in 2011

The following table shows the number of shares acquired by the named executive officers on vesting of stock awards during 2011, as well as the value of the shares realized upon vesting. All awards were awarded under the 2005 Contingent Stock Plan.

Stock Awards
Name	Type of Award	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Hickey	RS 09PSU3	64,000 384,013	1,647,360 6,608,864
Mr. Christie	RS 08SLO 09PSU3	3,000 296 19,200	82,350 7,749 330,432
Mr. Deily	RS 08SLO 09PSU3	4,000 549 68,728	109,800 14,373 1,182,809
Ms. White	RS 08SLO 09PSU3	4,000 1,261 68,728	109,800 33,013 1,182,809
Mr. Kelsey	RS 08SLO 09SLO 10SLO 09 PSU3	4,000 694 7,401 2,005 85,602	109,800 18,169 136,622 37,012 1,473,210

The value of awards of restricted stock (RS) is based on the closing price of common stock on the vesting date or, if the vesting date were not a trading date, the first trading day prior to the vesting date. RS awards vested on May 20, 2011 for Mr. Hickey and February 25, 2011 for Messrs. Christie, Deily, Kelsey and Ms. White. In all cases the Company withheld a portion of the vested shares to cover withholding taxes due upon vesting of shares of restricted stock.

The value of the 08SLO awards is based on the closing price of common stock on the vesting date. The 08SLO awards vested on March 13, 2011. The 09SLO and 10SLO awards for Mr. Kelsey vested on August 12, 2011, his termination date, since he was retirement eligible when he departed. Payment of Mr. Kelsey’s 10SLO award was subject to a six-month payment delay to February 12, 2012 due to the requirements of Section 409A of the Internal Revenue Code. See “Nonqualified Defined Contribution and Other Deferred Compensation Plans” below for additional information about this award that was subject to delayed payment. In all cases the Company withheld a portion of the vested shares to cover withholding taxes due upon payment of shares of restricted stock.

The 2009 three year PSU (09PSU3) awards represent the actual number of shares earned for the performance period from January 1, 2009 through December 31, 2011 that vested on December 31, 2011. The values for such awards are based on the closing price of common stock on December 30, 2011 of $17.21 per share and represent 200% of target. Mr. Hickey’s award was subject to the share cap applicable to PSU awards, as discussed in footnote 3 to the Grants of Plan-Based Awards in 2011 table above. Mr. Kelsey’s award was pro-rated due to termination of his employment on August 12, 2011.

Pension Benefits in 2011

Mr. Deily participates in the Sealed Air Corporation Restoration Plan for Cryovac Employees, a tax-qualified defined benefit plan that covers the employees of our Cryovac operations who participated in a defined benefit plan maintained by a prior employer immediately prior to March 31, 1998.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Deily	Restoration Plan for Cryovac Employees	29.1	$0	$0

The Restoration Plan for Cryovac Employees provides a retirement benefit that is based on the amount by which the benefit assuming the participant had remained in the prior employer’s defined benefit plan until retirement exceeds assumed benefits under our Profit-Sharing Plan plus the accrued benefit as of March 31, 1998 under the prior employer’s plan. This calculation resulted in an accumulated benefit for Mr. Deily of $0 at December 31, 2011.

The number of years of credited service at December 31, 2011 includes service with the prior employer of 15.2 years for Mr. Deily. The present value of the accumulated benefit at December 31, 2011is calculated assuming a retirement age of 65. The Restoration Plan for Cryovac Employees provides for normal retirement at age 65 and early retirement at age 55. Mr. Deily is not eligible for early retirement as he has not yet reached age 55. Benefits are generally paid as a single life annuity, but benefits can be paid in other forms, including joint and survivor annuities and straight life annuities, although the value of each form of payment is the same.

The normal retirement benefit is a monthly amount equal to the excess of (i) the sum of 1% of the average of the annual compensation for the highest five consecutive 12-month periods during the last 15 years of service (the final average compensation) plus 0.4 of 1% of the final average compensation in excess of the average Social Security wage bases during the 35 years ending with the year in which the participant attains Social Security retirement age, multiplied by the years of credited service, over (ii) the accrued monthly benefit as of March 31, 1998 under the defined benefit plan maintained by the prior employer plus the participant’s assumed accrued benefit under our Profit-Sharing Plan. The early retirement benefit is calculated in a similar manner after applying actuarial equivalent factors to the calculation described in (i) of the preceding sentence and based on the early retirement factors in effect on March 31, 1998 under the defined benefit plan maintained by the prior employer. The participant’s assumed accrued benefit under our Profit-Sharing Plan is determined by crediting 8.5% interest to our contribution to the Profit-Sharing Plan each year from the date of contribution to the date of determination, summing all of these adjusted contributions, and converting the result to an annual benefit payable for the life of the participant. The Restoration Plan for Cryovac Employees also provides a pre-retirement death benefit in the amount of 75% of the normal retirement benefit under a 75% joint and survivor annuity that would commence on the participant’s 65th birthday.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

Generally, the named executive officers do not participate in a nonqualified defined contribution or nonqualified deferred compensation plan. As discussed under “Stock Vested in 2011,” however, the 10SLO award of 2,005 restricted stock units for Mr. Kelsey that vested as of his retirement date was subject to a six-month payment delay due to the requirements of Section 409A of the Internal Revenue Code. This award was paid on February 12, 2012. The following table shows information about these deferred restricted stock units. The amount under “Registrant Contributions in Last FY” represents the value of the restricted stock units on August 12, 2011, Mr. Kelsey’s retirement date and the date on which the restricted stock units became vested. The amount under “Aggregate Earnings in Last FY” represents the change in value in the restricted stock units from the vesting date through December 31, 2011, and the amount under “Aggregate Balance at Last FYE” represents the value of the restricted stock units as of December 31, 2011.

2011 NON- QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
Mr. Kelsey	37,012	(1,985)	35,027

Other than disclosed above, none of the named executive officers participates in a nonqualified defined contribution or nonqualified deferred compensation plan.

Payments Upon Termination or Change in Control

We do not have any severance programs or agreements covering any of our named executive officers, except for the arrangements described below and benefits generally available to salaried employees, also noted below. We also have no programs or agreements providing any payments or benefits to our named executive officers in connection with a change in control, except as part of our equity compensation awards as discussed in more detail below. The following describes arrangements that address cash payments or other benefits to certain of our named executive officers following termination of employment:

•

Non-Compete and Confidentiality Agreements:    When they were hired, Mr. Chammas and Mr. Kelsey each signed a Non-Compete and Confidentiality Agreement. See the discussion above in “Compensation Discussion and Analysis—Employment, Severance and Change in Control Arrangements” for more details. Under this agreement, the executive would be entitled to one to two months’ salary as consideration for the non-compete and other covenants benefiting the Company contained in the agreement, payable in case of any termination of employment by the Company other than for gross misconduct. Amounts are not payable in case of voluntary resignation, retirement, disability or death while employed. The amount each named executive officer would have received had his employment been terminated as of December 31, 2011 by the Company (other than for gross misconduct) is as follows: Mr. Hickey—$0; Mr. Christie—$0; Mr. Chammas—$68,056; Mr. Deily—$0; and Ms. White—$0. In accordance with the terms of Mr. Kelsey’s agreement, he did not receive any payment since he voluntarily resigned from the Company.

•

Discount on Car Purchases:    The Company generally permits a retiring employee in the U.S. who had the use of a Company-leased car while employed to purchase the car at a discount to fair market value. Employees who leave employment for any other reason are not generally eligible for this benefit. See the discussion under “Compensation Discussion and Analysis—Perquisites and Other Personal Benefits” for more details. The discount each named executive officer would have received had he retired as of December 31, 2011 is as follows: Mr. Hickey—$10,727; Mr. Christie—$9,450; Mr. Deily—$6,860; Ms. White—$9328. Mr. Kelsey was given a discount of $13,290 from fair market value when he purchased his car upon leaving the Company.

Our incentive award programs include provisions addressing the extent to which the award becomes vested and payable or is forfeited upon termination of employment. The following briefly describes the key features of these provisions. See also “Description of Annual and Long-Term Incentive Awards in the 2011 Summary Compensation Table and the Grants of Plan-Based Awards in 2011 Table” above for more details.

•

Annual Bonus Awards:    Under the Annual Incentive Plan, employees must remain employed through the applicable payment date in order to be entitled to receive an annual bonus for a year; otherwise, payment of the annual bonus is at the discretion of the Company. Bonuses are paid during the month of March for the prior year, so termination of the named executive officers as of the end of 2011 would have meant that they were not entitled to receive a cash bonus or SLO award based on 2011 performance. For 2011, the Company’s usual practice for employees in the United States was to pay an annual bonus in the event of termination of employment as of the end of the year due to death, disability or retirement and not to pay an annual bonus in the case of involuntary termination due to gross misconduct. With respect to a voluntary resignation or other involuntary termination, the payment of an annual bonus is discretionary depending on the circumstances.

The annual bonus paid (as cash and/or SLO award) under the Annual Incentive Plan to each named executive officer for 2011 was as follows: Mr. Hickey—$0; Mr. Christie—$22,300; Mr. Chammas—$69,990; Mr. Deily—$67,900; and Ms. White—$38,500. Mr. Kelsey did not receive an annual bonus for 2011 as he resigned in August 2011. These amounts may not represent the amounts that would have been awarded if the named executive officers had terminated employment at the end of 2011 for any of the reasons noted above.

•

Restricted Stock and Restricted Stock Units:    These awards will vest in case of death or disability before the scheduled vesting date and will generally forfeit for any other termination of employment before the scheduled vesting date with three exceptions. First, SLO awards that have been awarded as restricted stock shares or units after the end of the performance year will vest in full upon retirement. Second, restricted stock shares or units will vest upon a termination of employment by the Company without cause or by the executive with good reason that occurs within two years after a change in control. Third, within 90 days following the date of termination, the Compensation Committee can waive the forfeiture of restricted stock shares or units.

•

Performance Share Units:    Termination of employment before the end of the performance period generally results in the forfeiture of any outstanding PSU awards with two exceptions. First, in case of death, disability or retirement before the end of the performance period, a pro rata number of the PSUs will become payable after the end of the performance period, based on the actual performance results for the performance period. Second, in case of a change in control of the Company followed within two years by a termination of employment by the Company without cause or by the executive with good reason, a pro rata number of the PSUs will become payable as of the date of termination based on target performance (or actual performance through the quarter prior to the change in control, if greater).

The following table shows the amounts that would have been payable to the named executive officers under these equity award programs for a termination of employment as of December 30, 2011, based on the closing price of the Company’s common stock of $17.21 as of that date. Mr. Kelsey is not shown in the table as his employment terminated prior to that date.

Name	Type of award	Death or disability	Involuntary for gross misconduct		Involuntary (all others)	Voluntary	CIC + qualifying termination[1]
Mr. Hickey	SLOs[2]	1,113,022	1,113,022	[4]	1,113,022	1,113,022	1,113,022
	PSUs[3]	10,178,230	0		10,178,230	10,178,230	10,178,230
Mr. Christie	SLO[2]	68,032	68,032	[4]	68,032	68,032	68,032
	PSUs[3]	482,222	0		482,222	482,222	482,222
Mr. Chammas	RS	430,250	0		0	0	430,250
	PSUs[3]	101,512	0		0	0	101,512
Mr. Deily	RS	550,720	0		0	0	550,720
	SLOs[2]	126,408	126,408	[4]	126,408	126,408	126,408
	PSUs[3]	1,697,795	0		1,697,795	1,697,795	1,697,795
Ms. White	SLO[2]	143,307	143,307	[4]	143,307	143,307	143,307
	PSU[3]	1,681,405	0		1,681,405	1,681,405	1,681,405

[1]

The amounts shown in the column labeled “CIC + qualifying termination” represent the amounts that would have been paid to the named executive officers if a change in control had occurred within the two-year period ending December 31, 2011 and a qualifying termination of employment had occurred at the end of 2011.

[2]	The amounts shown in these rows represent the amounts that would have been paid to the named executive officer connection with the 2009 and 2010 SLO awards.

[3]

The amounts shown in these rows represent the amounts that would have been paid to the named executive officer in connection with his (1) 2009 three-year PSU award assuming maximum performance under the principal performance goal for the applicable performance period, including for the column labeled “CIC + qualifying termination;” plus (ii) 2010 three-year PSU award assuming achievement of 150% of the target performance under the principal performance goals for the 2010 three-year PSU awards, including for the column labeled “CIC + qualifying termination;” plus (iii) 2011 three year PSU award assuming achievement of 87% of the target performance under the principal performance goals for the 2011 three-year PSU awards, including for the column labeled “CIC + qualifying termination.”

Messrs. Hickey, Christie, Deily and Ms. White are retirement-eligible under the terms of these PSU awards, so any voluntary or involuntary termination of employment on December 31, 2011 would be treated as a retirement except for an involuntary termination for gross misconduct. Mr. Chammas was not retirement-eligible at the end of 2011.

[4]

SLO awards held by retirement-eligible officers are not forfeited upon an involuntary termination for gross misconduct. However, depending on the circumstances, the Recoupment Policy might require the named executive officer to reimburse the Company for all or part of this award.

The benefits described or referenced above are in addition to benefits available generally to salaried employees of the Company upon termination of employment, such as, for employees in the United States, distributions under the Sealed Air Corporation 401(k) Thrift Plan and the Profit-Sharing Plan of Sealed Air Corporation, non-subsidized retiree medical benefits, disability benefits and accrued vacation pay.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 with respect to shares of common stock that may be issued under the 2005 Contingent Stock Plan of Sealed Air Corporation and the Sealed Air Corporation 2002 Stock Plan for Non-Employee Directors.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[1] (c)
Equity compensation plans approved by stockholders[2]	2,453,203	—	5,761,836
Equity compensation plans not approved by stockholders	—	—	—

Total[2]	2,453,203	—	5,761,836

[1]	Excludes securities reflected in column (a).

[2]	Consists of the 2005 Contingent Stock Plan of Sealed Air Corporation and the 2002 Stock Plan for Non-Employee Directors. Column (a) includes the following as of December 31, 2011:

•

1,214,707 restricted stock units awarded under the 2009 three-year PSU award. This number reflects an assumption that such awards are paid out based upon the achievement of the highest level of performance conditions, resulting in an award equal to 200% of the target.

•

665,856 restricted stock units awarded under the 2010 three-year PSU award. This number reflects an assumption that such awards are paid out based upon the achievement of the target level for one performance condition and the maximum level for the other performance condition, resulting in an award equal to 150% of the target.

•

373,172 restricted stock units awarded under the 2011 three-year PSU award. This number reflects an assumption that such awards are paid out based upon the achievement of the target level for one performance condition and the 74% of the target level for the other performance condition, resulting in an award equal to 87% of the target.

•	81,550 shares of restricted stock and restricted stock units awarded under the 2005 Contingent Stock Plan but not yet issued as of December 31, 2011.

•	23,889 restricted stock units awarded as 2010 SLO awards.

•	11,210 restricted stock shares and restricted stock units awarded as 2011 SLO awards.

•	82,819 deferred stock units held by non-employee directors.

There is no exercise price for shares or units awarded under the 2005 Contingent Stock Plan. There was no exercise price for deferred stock units credited to the accounts of non-employee directors in 2011. As of December 31, 2011, there were 5,538,680 shares available for future awards under the 2005 Contingent Stock Plan and 223,156 shares available for future awards under the 2002 Directors Stock Plan.

Advisory Vote on Executive Compensation (Proposal 12)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. At our 2011 Annual Meeting, our stockholders overwhelmingly approved the proposal, with more than 98% of the votes cast voting in favor of the proposal. We also asked our stockholders to indicate if we should hold a “say-on-pay” vote every one, two or three years. Consistent with the recommendation of our Board of Directors, our stockholders indicated by advisory vote their preference to hold a say-on-pay vote annually. After consideration of the 2011 voting results, and based upon its prior recommendation, our Board of Directors elected to hold a stockholder “say-on-pay” vote annually.

Our compensation program is intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance oriented environment based on the attainment of goals and objectives intended to benefit us and our stockholders and to create an alignment of interests between our executives and our stockholders. This approach has resulted in our ability to motivate our existing executives and to attract new executives with the skills and attributes that we need. Please refer to “Executive Compensation—Compensation Discussion and Analysis—Summary of Compensation Programs” for an overview of the compensation of our named executive officers.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

Accordingly, stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of Sealed Air Corporation approve the compensation paid to Sealed Air Corporation’s named executive officers, as disclosed in this proxy statement pursuant to Section 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our Board of Directors recommends a vote FOR the approval of the compensation paid to Sealed Air Corporation’s named executive officers, as disclosed in this proxy statement pursuant to Section 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Selection of Independent Auditor (Proposal 13)

The Audit Committee has approved the retention of KPMG LLP, an Independent Registered Public Accounting Firm, as our independent registered public accounting firm to examine and report on the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting for the fiscal year ending December 31, 2012, subject to ratification of the retention by the stockholders at the Annual Meeting. KPMG has acted as the independent registered public accounting firm since 1998, and the Audit Committee considers the firm to be well qualified. In the absence of contrary specification, the Proxy Committee will vote proxies received in response to this solicitation in favor of ratification of the appointment.

We expect that representatives of KPMG will be present at the Annual Meeting. The KPMG representatives will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR this proposal.

Principal Independent Auditor Fees

The following table sets forth the aggregate fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2011 and 2010:

	2011	2010
Audit Fees[1]	$11,214,000	$6,030,000
Audit-Related Fees[2]	1,414,000	79,000
Tax Fees[3]	2,092,000	614,000
Total Fees	$14,720,000	$6,723,000

[1]

2011 and 2010 audit fees include services relating to the audit of the annual consolidated financial statements, audit of the effectiveness of internal control over financial reporting, review of quarterly consolidated financial statements, statutory audits, comfort letters and consents, and review of documentation filed with the SEC and other offerings. The significant increase between 2010 and 2011 reflects the additional work that resulted from the Diversey transaction.

[2]

Includes services relating to due diligence associated with the Diversey acquisition, general advice on accounting matters associated with the purchase accounting relating to the Diversey acquisition, employee benefit plan audits and assistance with statutory audit matters.

[3]	Includes global tax compliance services and services for special tax projects.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the Committee or a member of the Committee to pre-approve all engagements with Sealed Air’s independent auditor. Each year, the Audit Committee must approve the independent auditor’s retention to audit the Company’s financial statements, subject to ratification by the stockholders at the Annual Meeting. The Audit Committee also approves the estimated fees associated with the audit before the audit begins. The Audit Committee or a member of the Committee also pre-approves any engagement of an auditing firm other than the independent auditor to perform a statutory audit for any of our subsidiaries. The Audit Committee or its chair pre-approved all services provided by KPMG LLP during 2011.

Report of the Company’s Audit Committee

The Audit Committee of the Board is responsible for providing independent, objective oversight of our financial reporting processes and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the current charter is available on the Company’s web site at www.sealedair.com.

Management is responsible for our system of internal control and financial reporting processes, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles and for the annual report on our internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and for issuing a report on the financial statements and the effectiveness of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the independent auditor of Sealed Air, to review and discuss the December 31, 2011 audited consolidated financial statements. Our management represented that we had prepared the consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with KPMG the matters required by Statement on Auditing Standards No. 61, as amended, “Communication With Audit Committees.”

The Audit Committee received from KPMG the written communication that is required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee discussed with KPMG that firm’s independence. The Audit Committee also considered whether KPMG’s provision of non-audit services and the audit and non-audit fees paid to KPMG were compatible with maintaining that firm’s independence. On the basis of these reviews, the Audit Committee determined that KPMG has the requisite independence.

Management completed the documentation, testing and evaluation of our system of internal control over financial reporting as of December 31, 2011 as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee received periodic updates from management and from KPMG at Committee meetings throughout the year and provided oversight of the process. Prior to filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 with the SEC, the Audit Committee also reviewed management’s report on the effectiveness of our internal control over financial reporting contained in our Form 10-K, as well as the Report of Independent Registered Public Accounting Firm provided by KPMG, also included in our Form 10-K. KPMG’s report included in our Form 10-K related to its audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting. As permitted under applicable law, the audit and report on the effectiveness of our internal control over financial reporting excluded for the year ended December 31, 2011 an evaluation of the internal control over financial reporting of the Diversey business we acquired on October 3, 2011.

Based upon the Audit Committee’s discussions with management and the independent auditor and the Audit Committee’s review of the information provided by and the representations of management and the independent auditor, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2011 be included in our Annual Report on Form 10-K for the year ended December 31, 2011, to be filed with the SEC. The Audit Committee also selected KPMG as our independent auditor for the fiscal year ending December 31, 2012, subject to ratification of the selection by our stockholders.

Audit Committee

Hank Brown, Chair

Michael Chu

Lawrence R. Codey

Patrick Duff

Kenneth P. Manning

Executive Officers of the Registrant

The information appearing in the table below sets forth the position or positions held by each of our executive officers, their age as of May 17, 2012, the year in which the officer was first elected to the position currently held with us or with the former Sealed Air Corporation, now known as Sealed Air Corporation (US) and a wholly-owned subsidiary of the Company, and the year in which such person was first elected an officer (as indicated in the footnote to the table).

All of our officers serve at the pleasure of the Board of Directors. We have employed all officers for more than five years except for Dr. Savoca, who was first elected an officer effective July 23, 2008, Mr. Chammas, who was first elected an officer effective December 16, 2010, and Mr. Chidichimo and Mr. Sagnak, who were first elected officers effective January 3, 2012.

Before joining us in July 2008, Dr. Savoca was Vice President, Technology, of the Specialty Polymers Group of Akzo Nobel, a manufacturer of paints, coatings and specialty chemicals from January 2008 through May 2008, and prior to that was Vice President, Technology, of National Starch and Chemical Company, a manufacturer of specialty chemicals and starches for use in industrial and commercial applications from January 2003 through December 2007. In January 2008, Akzo Nobel acquired National Starch and Chemical Company.

Before joining us in November 2010, Mr. Chammas was the Vice President, Worldwide Supply Chain, for the Wm. Wrigley Jr. Company, a confectionery company, from October 2008 through October 2010, and prior to that served in management positions of increasing responsibility in supply chain, operations and procurement with the Wm. Wrigley Jr. Company from January 2002 until October 2008.

Prior to joining the Company in October 2011 in connection with the Diversey acquisition, Mr. Chidichimo was President, Global Customer Solutions & Innovation of Diversey since December 2010. Prior to that he was Regional President—Europe, Middle East, Africa from October 2006 of Diversey until November 2010. Mr. Chidichimo, who joined Diversey in 1994, was Regional President—Latin America from July 2005 until October 2006, Vice President of Diversey’s Southern & Andina Latin America sub-region from 2002 until June 2005, and managing director of Diversey’s Argentina operations from 1997 until June 2005.

Prior to joining the Company in October 2011 in connection with the Diversey acquisition, Mr. Sagnak was Regional President—Asia Pacific, Africa, Middle East, Turkey and the Caucasian/Asian Republics (APAT) of Diversey since December 2010. Prior to that, he held several positions at Diversey including Vice President Institutional & Laundry Sales & Service—Europe for over two years, Area Vice President—CEETAM (Central Eastern Europe Turkey Africa Middle East) from July 2006 to September 2008 and Managing Director of Turkey & Middle East for over 3 years prior to that. From September 1995 through March 2003, he served in numerous management positions for Diversey, most recently as Global Customer Development Director—Food Service from February 2000 until February 2003, and National Sales & Marketing Director—Turkey from September 1995 to January 2000. From January 1990 to September 1995 he held several management positions in Unilever Turkey, most recently as Group Product Manager—Dental from September 2002 to September 2005.

There are no family relationships among any of our officers or directors.

Name and Current Position	Age as of May 17, 2012	First Elected to Current Position*	First Elected an Officer*
William V. Hickey	67	2000	1980
President, Chief Executive Officer and Director
Tod S. Christie	53	2011	1999
Treasurer and Interim Chief Financial Officer
Emile Z. Chammas	44	2010	2010
Senior Vice President
Jonathan B. Baker	59	1994	1994
Vice President
Pedro Chidichimo	53	2012	2012
Vice President
Mary A. Coventry	58	1994	1994
Vice President
Karl R. Deily	54	2006	2006
Vice President
Jean-Marie Deméautis	61	2006	2006
Vice President
J. Ryan Flanagan	48	2009	2009
Vice President
Warren J. Kudman	49	2009	2009
Vice President
James P. Mix	60	1994	1994
Vice President
Manuel Mondragón	62	1999	1999
Vice President
Larry Pillote	58	2010	2010
Vice President
Ruth Roper	58	2004	2004
Vice President
Yagmur Sagnak	45	2012	2012
Vice President
Ann C. Savoca	53	2008	2008
Vice President
H. Katherine White	66	2003	1996
Vice President, General Counsel and Secretary
Christopher C. Woodbridge	60	2005	2005
Vice President
Jeffrey S. Warren	58	1996	1996
Controller

*	All persons listed in the table who were first elected officers before 1998 were executive officers of the former Sealed Air Corporation, now known as Sealed Air Corporation (US), prior to the Cryovac transaction in March 1998. Mr. Hickey was first elected President in 1996, first elected Chief Executive Officer in 2000 and first elected a director in 1999. Ms. White was first elected Vice President in 2003, first elected General Counsel in 1998, and first elected Secretary in 1996.

Stockholder Proposals for the 2013 Annual Meeting

In order for stockholder proposals for the 2013 annual meeting of stockholders to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting, the Company must receive them at its principal office at 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033, directed to the attention of the Secretary, no later than December 5, 2012. Our By-laws set forth the procedures you must follow in order to present any business at an annual meeting of our stockholders, other than proposals governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In addition to any other applicable requirements, for business to be properly brought before the 2012 annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form including all required information to the Company at 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033, directed to the attention of the Secretary. To be timely, we must receive a stockholder’s notice to the Secretary at our principal office between January 17, 2013 and our close of business on February 16, 2013, provided that, if the 2013 annual meeting is called for a date that is not within 30 days before or 60 days after May 17, 2013, then the Company must receive the notice from the stockholder no later than the tenth day following the day on which the date of such meeting is publicly disclosed. We have posted a copy of our By-laws on our web site at www.sealedair.com.

Delivery of Documents to Security Holders Sharing an Address

SEC rules permit the delivery of one annual report to security holders and proxy statement, or one Notice of Internet Availability of Proxy Materials, to two or more security holders who share an address unless we have received contrary instructions from one or more of the security holders. This delivery method is known as “householding.” Householding may provide printing and mailing cost savings. Any stockholder of record at a shared address to which a single copy of the documents was delivered who wishes to receive a separate copy of an annual report to security holders and proxy statement, or a separate Notice of Internet Availability of Proxy Materials, as applicable, can contact us by calling Shareholder Services at (201)791-7600, by sending a letter to Sealed Air Corporation, Shareholder Services, 200 Riverfront Boulevard Elmwood Park, NJ 07407 or by sending us an e-mail at investor.relations@sealedair.com and we will promptly deliver to you the requested documents. Stockholders of record who wish to receive separate copies of these documents in the future can also contact us as stated above. Stockholders of record who share an address and are receiving multiple copies of the annual reports to security holders and proxy statements or Notices of Internet Availability of Proxy Materials can contact us as stated above to request delivery of a single copy of such documents. Stockholders who hold their shares in “street name,” that is, through a bank, broker or other holder of record, and who wish to change their householding instructions or obtain copies of these documents should follow the instructions on their voting instruction forms or contact the holders of record.

Other Matters

The expenses of preparing, printing and mailing this notice of meeting and proxy material, making them available over the Internet, and all other expenses of soliciting proxies will be borne by us. Georgeson Inc. will solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the common stock held of record by these persons. We will pay Georgeson a fee of $14,000 covering its services and will reimburse Georgeson for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, our directors, officers and employees, who will receive no compensation in addition to their regular salary or other compensation, may solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission.

On behalf of the Board of Directors

H. Katherine White

Secretary

Elmwood Park, New Jersey

April 4, 2012

Annex A

SEALED AIR CORPORATION

STANDARDS FOR DIRECTOR INDEPENDENCE

October 23, 2008

Under the Corporate Governance Guidelines adopted by the Board of Directors of Sealed Air Corporation and the requirements of the New York Stock Exchange (NYSE), the Board of Directors must consist of a majority of independent directors. Its three standing committees—the Audit Committee, the Nominating and Corporate Governance Committee, and the Organization and Compensation Committee—are composed entirely of directors who are independent.

For a director to be deemed “independent,” the Board of Directors must affirmatively determine, based on all relevant facts and circumstances, that the director has no material relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist with the determination of independence, the Board of Directors has established categorical standards consistent with the corporate governance standards of the NYSE. These categorical standards require that, to be independent, a director may not have a material relationship with the Company. Even if a director meets all categorical standards for independence described below, the Board of Directors reviews all other relationships with the Company in order to conclude that each independent director has no material relationship with the Company.

The Board of Directors annually reviews the independence of all non-employee directors. The Company identifies the directors that it has determined to be independent and discloses the basis for that determination in its annual proxy statement for the election of directors.

Material Relationships with the Company

A director would be deemed to have a material relationship with the Company in any of the following circumstances:

•

the director is or has been within the last three years an employee, or has an immediate family member who is or has been within the last three years an executive officer, of the Company or any of its subsidiaries;

•

the director has received, or a member of the director’s immediate family has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company or any of its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service and provided further that compensation received by a director for former service as an interim chairman or executive officer or by an immediate family member for service as an employee other than an executive officer need not be considered);

•

(i) the director is, or has a member of the director’s immediate family who is, a current partner of a firm that is the internal or external auditor of the Company or any of its subsidiaries, (ii) the director is a current employee of such a firm, (iii) the director has an immediate family member who is a current employee of such a firm and who personally works on the audit of the Company or any of its subsidiaries, or (iv) the director was, or has a member of the director’s immediate family who was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the audit of the Company or any of its subsidiaries;

•

the director is employed, or has a member of the director’s immediate family who is employed, or has been within the last three years employed, as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

•	the director is an employee, or has a member of the director’s immediate family who is an executive officer, of another company that makes payments to, or receives payments from, the Company and its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•

the director serves as an executive officer of a charitable organization to which the Company has contributed, in any one year within the preceding three years, in excess of the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

Material Relationships with an Executive Officer

Consistent with the expectation that non-employee directors will not have professional or financial relationships (including side-by-side investments) that could impair their independence, a director will be deemed to have a material relationship with the Company and not be considered independent, if any of the following apply:

•	the director receives, or has an immediate family member who receives, any direct compensation from an executive officer or any immediate family member of an executive officer of the Company;

•

an entity affiliated with the director or with an immediate family member of a director receives any payment from any executive officer of the Company, other than in a routine, commercial or consumer transaction with terms no more favorable than those customarily offered to similarly-situated persons;

•

the director or an immediate family member of a director receives, or is affiliated with an entity that receives, any payment, whether direct or indirect, for legal, accounting, financial or other professional services provided to an executive officer of the Company or an immediate family member of an executive officer; and

•

the director or an immediate family member of a director is a current executive officer of a tax-exempt organization that receives contributions from an executive officer of the Company, in an amount that exceeds the lesser of $100,000 or 1% of the tax exempt organization’s consolidated gross revenues in that fiscal year.

Relationships That Are Not Material

A director generally will not be deemed to have a material relationship with the Company and will be considered independent, if any of the following, when viewed singularly, apply:

•

a transaction in which the director’s interest arises solely from the director’s position as a director of another corporation or organization that is a party to the transaction, and the director did not participate in furtherance or approval of the transaction and the transaction was negotiated on an arms’ length basis;

•

a transaction in which the director’s interest arises solely from the director’s ownership of an equity or limited partnership interest in the other party to the transaction, so long as the aggregate ownership of all directors, director nominees, executive officers and five percent stockholders of the Company (together with their immediate family members) does not exceed 5% of the equity or partnership interests in that other party;

•

a transaction in which the director’s interest arises solely from the director’s status as an employee or non-controlling equity owner of a company to which the Company was indebted at the end of the Company’s last full fiscal year in an aggregate amount not in excess of 5% of the Company’s total consolidated assets;

•

ownership by the director of equity or other securities of the Company, as long as the director is not the beneficial owner, directly or indirectly, of more than 10% of any class of the Company’s equity securities;

•	the receipt by the director of compensation for service as a member of the Board of Directors or any committee thereof, including regular benefits received by other non-employee directors;

•	any other relationship or transaction that is not listed above and in which the amount involved does not exceed $120,000;

•	any immediate family member of the director having any of the above relationships; and

•	any relationship between the Company and a non-immediate family member of the director.

Definitions

For purposes of these standards:

•	An “executive officer” means an “officer” for the purposes of Rule 16a-1(f) under the Securities Exchange Act of 1934.

•

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than tenants and domestic employees) who shares such person’s home. When applying the three-year look-back provisions above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, directors or members of their immediate family, and, on the other hand, the Company and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to any other approval requirements of the Company.

Annex B

POLICY AND PROCEDURE FOR STOCKHOLDER NOMINATIONS TO THE BOARD

1.	The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders for open positions on the Board. This policy addresses the consideration of director candidates recommended by stockholders for nomination by the Board.

2.	Recommendations should be submitted to the Secretary of the Corporation in writing, along with a statement signed by the candidate acknowledging that:

a.	the candidate, if elected, will serve as a director of the Corporation and will represent all stockholders of the Corporation in accordance with applicable laws and the Corporation’s charter and by-laws; and

b.	the candidate, if elected, will comply with the Corporation’s Code of Conduct for Directors, Corporate Governance Guidelines, and any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members.

In addition, each candidate must submit a fully completed and signed Questionnaire for Directors and Officers on the Corporation’s standard form and provide any additional information requested by the Corporation, including any information that would be required to be included in a proxy statement in which the candidate is named as a nominee for election as a director and information showing that the candidate meets the Board’s qualifications for nomination as a director and for service on the committees of the Board. Also, a candidate must be available for interviews with members of the Corporation’s Board as provided in the Corporation’s process for identifying and evaluating nominees for director.

3.	In addition to the information to be provided by the candidate, at the time of submitting the recommendation, the stockholder making the recommendation should submit the following information in writing:

a.	the name and address of the stockholder as they appear in the Corporation’s books and the class and number of shares of the Corporation’s stock held beneficially and of record by the stockholder; and

b.	a description of all arrangements or understandings among the stockholder and the candidate and any other persons (naming them) pursuant to which the recommendation is being made by the stockholder.

4.	A stockholder who wishes to recommend a candidate for election as a director at the next annual meeting of stockholders must submit the information described in items 2 and 3 above for receipt by the Secretary of the Corporation sufficiently in advance of the Board’s approval of nominations for the Annual Meeting to permit the Nominating and Corporate Governance Committee and the Board to complete its evaluation of the candidate, which will generally be no later than 120 days prior to the first anniversary of the Corporation’s previous annual meeting of stockholders.

5.	Candidates who are recommended by a stockholder at a time when there are no open positions on the Board and are considered qualified candidates by the Nominating and Corporate Governance Committee may be placed on the rolling list of candidates for open Board positions maintained by that Committee, generally for a period of up to 24 months from the date that the recommendation was received by the Secretary of the Corporation.

6.	Candidates recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as candidates identified by other means, including consideration of the qualifications for nomination to the Board most recently approved by the Board.

7.	Any director nomination submitted by a stockholder for presentation by the stockholder at an annual or special meeting of stockholders must be made in accordance with the advance notice requirements contained in Section 2.12 of the Corporation’s by-laws.

B-1

Annex C

QUALIFICATIONS FOR NOMINATION TO THE BOARD

The Nominating and Corporate Governance Committee will consider the following factors, at a minimum, in recommending to the Board potential new Board members or the continued service of existing members:

1.	Directors should be of the highest ethical character and share the values of Sealed Air Corporation as reflected in its Code of Conduct.

2.	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

3.	In selecting Directors, the Board should seek to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, ethnicity and specialized experience.

4.	Each Director should have relevant expertise and experience and be able to offer advice and guidance to the chief executive officer based on that expertise and experience.

5.	In selecting Directors, the Board should generally seek active and former executives of public companies and of other complex organizations, including government, educational and other not for profit institutions, or persons with specialized expertise in a discipline that is relevant to service as a Director of Sealed Air Corporation.

6.	The majority of Directors should be independent under applicable listing standards, Board and Committee guidelines and any applicable legislation.

7.	Each Director should be “financially literate,” and some should be considered “financial experts” as described in applicable listing standards, legislation and Audit Committee or Board guidelines.

8.	Each Director should have sound business judgment, be able to work effectively with others, have sufficient time to devote to the affairs of the Company, and be free from conflicts of interest. Also, all Directors should be independent of any particular constituency and be able to represent all stockholders of the Company.

9.	Each new Director should confirm his or her willingness and ability to serve for a number of years as a Director prior to retirement from the Board, although the Board has not adopted a retirement age for Directors.

10.	The Nominating and Corporate Governance Committee will also consider any other factors related to the ability and willingness of a new member to serve or an existing member to continue his or her service.

C-1

DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

Saddle Brook Marriott

138 Pehle Avenue

Garden State Parkway at I-80

Saddle Brook, New Jersey 07663

(201) 843-9500

LOCATION: Located at the intersection of the Garden State Parkway and Interstate 80 (“I-80”), approximately 10 miles west of New York City, in an area served by Newark, LaGuardia and JFK International airports.

FROM THE NORTH: Traveling South on the Garden State Parkway—Take the I-80 exit (Exit No. 159) toward Saddle Brook/Paterson/George Washington Bridge. Keep right. Take the first right off the exit road following signs for Saddle Brook. Keep right and merge onto Molnar Drive. Keep right at the fork on Molnar Drive and merge onto Midland Avenue. Make “jug handle” turn from Midland Avenue onto New Pehle Avenue. Hotel will be on your left at the corner of New Pehle Avenue and Pehle Avenue.

FROM THE EAST: Traveling West on I-80—Take the Garden State Parkway/Saddle Brook exit (Exit No. 62) from the local lanes toward Saddle Brook. Follow signs toward the Garden State Parkway North and then take the Saddle Brook/Midland Avenue exit (the last exit before the Parkway). Come around off ramp. Bear right and merge onto Pehle Avenue. Proceed on Pehle Avenue. Hotel will be on your left at the corner of Pehle Avenue and New Pehle Avenue.

FROM THE SOUTH: Traveling North on the Garden State Parkway—Take the I-80 exit (Exit No. 159) toward Saddle Brook/G. Washington Bridge. Keep right. Follow the I-80 West/Saddle Brook sign onto New Pehle Avenue. Hotel will be on your immediate right.

FROM THE WEST: Traveling East on I-80—Take the Garden State Parkway/Saddle Brook/Saddle River Road exit (Exit No. 62A-B) toward Saddle Brook. Then take the Garden State Parkway/Saddle Brook exit (Exit No. 62A) toward Saddle Brook. Follow signs toward the Garden State Parkway North and then take the Saddle Brook/Midland Avenue exit (the last exit before the Parkway). Come around off ramp. Bear right and merge onto Pehle Avenue. Proceed on Pehle Avenue. Hotel will be on your left at the corner of Pehle Avenue and New Pehle Avenue.

SEALED AIR CORPORATION

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on Thursday, May 17, 2012

The Proxy Statement, Annual Report and other proxy materials are available at: http://www.proxyvoting.com/see

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

SEALED AIR CORPORATION

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 8, 2012 to facilitate timely delivery.

TO REQUEST PAPER COPIES OF PROXY MATERIALS:

(please reference your 11-digit control number when requesting materials)

By opting to receive printed materials, your preference for future proxy mailings will be kept on our file.

Telephone:  1-888-313-0164

(outside of the U.S and Canada call 201-680- 6688)

Email:         shrrelations@bnymellon.com

(you must reference your 11-digit control number in your email)

Internet:      http://www.proxyvoting.com/see

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE This is not a proxy card. You cannot use this notice to vote your shares.

Dear Sealed Air Corporation Stockholder:

The 2012 Annual Meeting of Stockholders of Sealed Air Corporation (the “Company”) will be held at the Saddle Brook Marriott, 138 New Pehle Avenue, Saddle Brook, New Jersey 07663, on Thursday, May 17, 2012 at 10:00 a.m. (local time).

Proposals to be considered at the Annual Meeting:

1.	Election of Hank Brown as a Director.
2.	Election of Michael Chu as a Director.
3.	Election of Lawrence R. Codey as a Director.
4.	Election of Patrick Duff as a Director.
5.	Election of T. J. Dermot Dunphy as a Director.
6.	Election of William V. Hickey as a Director.
7.	Election of Jacqueline B. Kosecoff as a Director.
8.	Election of Kenneth P. Manning as a Director.
9.	Election of William J. Marino as a Director.
10.	Election of Richard L. Wambold as a Director.
11.	Election of Jerry R. Whitaker as a Director.
12.	Advisory vote on executive compensation as disclosed in the proxy statement.
13.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2012.

Management recommends a vote “FOR” proposals 1 through 13.

The Board of Directors has fixed the close of business on March 19, 2012 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

CONTROL NUMBER
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.	Ž	

20422-2

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the annual meeting where you may vote in person can be found on our website, http://proxyreport.sealedair.com

Meeting Location:

Saddle Brook Marriott

138 New Pehle Avenue

Saddle Brook, New Jersey 07663

The following Proxy Materials are available for you to review online:

•	the Company’s 2012 Proxy Statement (including all attachments thereto);

•	the Company’s Annual Report for the year ended December 31, 2011 (which is not deemed to be part of the official proxy soliciting materials); and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials:

(you must reference your 11-digit control number located on the reverse side of this form)

Telephone:	1-888-313-0164 (outside of the U.S and Canada call 201-680-6688)
Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
Internet:	http://www.proxyvoting.com/see

The Proxy Materials for Sealed Air Corporation are available to review at:

http://www.proxyvoting.com/see

Have this notice available when you request a PAPER copy of the Proxy Materials,

when you want to view your proxy materials online,

OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

HOW TO VOTE BY INTERNET

We encourage you to review the proxy materials online before voting.

Use the Internet to vote your shares. On the landing page of the website http//www.proxyvoting.com/see in the box labeled “To Vote Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares. Have this letter in hand when you access the website.

You will need to reference the 11-digit control number located on the reverse side.

20422-2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 p.m. Eastern Time, the day prior to annual meeting date (except see the date on the reverse side for voting with respect to allocated shares held through Sealed Air Corporation’s Profit-Sharing Plan or its 401(k) Thrift Plan).

INTERNET
Sealed Air Corporation	http://www.proxyvoting.com/see Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 20422	Fulfillment# 20443

▼ FOLD AND DETACH HERE ▼

The Board of Directors recommends a vote for Proposals 1 through 13. If no choice is specified, this proxy when properly signed and returned will be voted FOR Proposals 1 through 13. Please date and sign and return this proxy promptly.												Please mark your votes as indicated in this example		☒
PROPOSALS FOR THE SEALED AIR CORPORATION 2012 ANNUAL MEETING OF STOCKHOLDERS

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Election of Hank Brown as a Director.	☐	☐	☐	7.	Election of Jacqueline B. Kosecoff as a Director.	☐	☐	☐	12.	Advisory Vote on Executive Compensation.	☐	☐	☐
2.	Election of Michael Chu as a Director.	☐	☐	☐	8.	Election of Kenneth P. Manning as a Director.	☐	☐	☐	13.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐
3.	Election of Lawrence R. Codey as a Director.	☐	☐	☐	9.	Election of William J. Marino as a Director.	☐	☐	☐
4.	Election of Patrick Duff as a Director.	☐	☐	☐	10.	Election of Richard L. Wambold as a Director.	☐	☐	☐		In accordance with the Proxy Committee’s discretion, upon such other matters as may properly come before the meeting.
5.	Election of T. J. Dermot Dunphy as a Director.	☐	☐	☐	11.	Election of Jerry R. Whitaker as a Director.	☐	☐	☐		PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.		☐
6.	Election of William V. Hickey as a Director.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign EXACTLY as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

Signature	Signature	Date

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be held on May 17, 2012

Please note that the Company’s Notice of Annual Meeting of Stockholders,

Proxy Statement for the Annual Meeting of Stockholders and 2011 Annual

Report are available at http://proxyreport.sealedair.com.

▼  FOLD AND DETACH HERE  ▼

SEALED AIR CORPORATION

PROXY/VOTING INSTRUCTION CARD

FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The signer hereby appoints William V. Hickey, Tod S. Christie and H. Katherine White, or a majority of them as shall act (or if only one shall act, then that one) (the “Proxy Committee”), proxies with power of substitution to act and vote at the Annual Meeting of Stockholders of Sealed Air Corporation (the “2012 Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on May 17, 2012 at the Saddle Brook Marriott, 138 New Pehle Avenue, Saddle Brook, New Jersey 07663 and at any adjournments thereof. The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2012 Annual Meeting.

If the signer is a participant in Sealed Air Corporation’s Profit-Sharing Plan or its 401(k) Thrift Plan and has stock of Sealed Air Corporation allocated to his or her account, the signer instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2012 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2012 Annual Meeting. The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions. The plan trustee will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 11:59 p.m. (Eastern Time) on May 13, 2012.

The signer hereby revokes all proxies previously given by the signer to vote at the 2012 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation’s Proxy Statement for the 2012 Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE.

Address Change/Comments
(Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO# 20422	Fulfillment# 20443

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 p.m. Eastern Time, the day prior to annual meeting date (except see the date on the reverse side for voting with respect to allocated shares held through Sealed Air Corporation’s Profit-Sharing Plan or its 401(k) Thrift Plan).

INTERNET
Sealed Air Corporation	http://www.proxyvoting.com/see Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 20445-bl-1

▼ FOLD AND DETACH HERE ▼

The Board of Directors recommends a vote for Proposals 1 through 13. If no choice is specified, this proxy when properly signed and returned will be voted FOR Proposals 1 through 13. Please date and sign and return this proxy promptly.												Please mark your votes as indicated in this example		☒
PROPOSALS FOR THE SEALED AIR CORPORATION 2012 ANNUAL MEETING OF STOCKHOLDERS

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Election of Hank Brown as a Director.	☐	☐	☐	7.	Election of Jacqueline B. Kosecoff as a Director.	☐	☐	☐	12.	Advisory Vote on Executive Compensation.	☐	☐	☐
2.	Election of Michael Chu as a Director.	☐	☐	☐	8.	Election of Kenneth P. Manning as a Director.	☐	☐	☐	13.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐
3.	Election of Lawrence R. Codey as a Director.	☐	☐	☐	9.	Election of William J. Marino as a Director.	☐	☐	☐
4.	Election of Patrick Duff as a Director.	☐	☐	☐	10.	Election of Richard L. Wambold as a Director.	☐	☐	☐		In accordance with the Proxy Committee’s discretion, upon such other matters as may properly come before the meeting.
5.	Election of T. J. Dermot Dunphy as a Director.	☐	☐	☐	11.	Election of Jerry R. Whitaker as a Director.	☐	☐	☐		PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.		☐
6.	Election of William V. Hickey as a Director.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign EXACTLY as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

Signature	Signature	Date

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING!

You can now access your SEALED AIR CORPORATION account online.

Access your Sealed Air Corporation stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Sealed Air Corporation now makes it easy and convenient to get current information on your stockholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 17, 2012

Please note that the Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting of Stockholders and 2011 Annual Report are available at http://proxyreport.sealedair.com.

▼  FOLD AND DETACH HERE  ▼

SEALED AIR CORPORATION

PROXY/VOTING INSTRUCTION CARD

FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The signer hereby appoints William V. Hickey, Tod S. Christie and H. Katherine White, or a majority of them as shall act (or if only one shall act, then that one) (the “Proxy Committee”), proxies with power of substitution to act and vote at the Annual Meeting of Stockholders of Sealed Air Corporation (the “2012 Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on May 17, 2012 at the Saddle Brook Marriott, 138 New Pehle Avenue, Saddle Brook, New Jersey 07663 and at any adjournments thereof. The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2012 Annual Meeting.

If the signer is a participant in Sealed Air Corporation’s Profit-Sharing Plan or its 401(k) Thrift Plan and has stock of Sealed Air Corporation allocated to his or her account, the signer instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2012 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2012 Annual Meeting. The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions. The plan trustee will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 11:59 p.m. (Eastern Time) on May 13, 2012.

The signer hereby revokes all proxies previously given by the signer to vote at the 2012 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation’s Proxy Statement for the 2012 Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE.

Address Change/Comments
(Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO# 20445-bl-1

Sealed Air Corporation

WO# 20450

▼ FOLD AND DETACH HERE ▼

The Board of Directors recommends a vote for Proposals 1 through 13. If no choice is specified, this proxy when properly signed and returned will be voted FOR Proposals 1 through 13. Please date and sign and return this proxy promptly.	Please mark your votes as indicated in this example	☒

PROPOSALS FOR THE SEALED AIR CORPORATION 2012 ANNUAL MEETING OF STOCKHOLDERS

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Election of Hank Brown as a Director.	☐	☐	☐	7.	Election of Jacqueline B. Kosecoff as a Director.	☐	☐	☐	12.	Advisory Vote on Executive Compensation.	☐	☐	☐
2.	Election of Michael Chu as a Director.	☐	☐	☐	8.	Election of Kenneth P. Manning as a Director.	☐	☐	☐	13.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐
3.	Election of Lawrence R. Codey as a Director.	☐	☐	☐	9.	Election of William J. Marino as a Director.	☐	☐	☐
4.	Election of Patrick Duff as a Director.	☐	☐	☐	10.	Election of Richard L. Wambold as a Director.	☐	☐	☐		In accordance with the Proxy Committee’s discretion, upon such other matters as may properly come before the meeting.
5.	Election of T. J. Dermot Dunphy as a Director.	☐	☐	☐	11.	Election of Jerry R. Whitaker as a Director.	☐	☐	☐		PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.		☐
6.	Election of William V. Hickey as a Director.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign EXACTLY as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

Signature	Signature	Date

Please note that Internet and telephone voting is not available to stockholders who have not exchanged their W. R. Grace & Co. (“Old Grace”) shares issued prior to March 31, 1998 (Cusip #383911 10 4) for shares of Sealed Air Corporation.

You may vote those shares using the attached proxy card. To vote please mark, date and sign your proxy card and return it in the enclosed postage-paid envelope.

For information regarding the exchange of Old Grace shares, please contact our Stock Transfer Agent, BNY Mellon Shareowner Services. Their contact information is located on the inside back cover of the enclosed Sealed Air Corporation 2011 Annual Report to Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be held on May 17, 2012

Please note that the Company’s Notice of Annual Meeting of Stockholders,

Proxy Statement for the Annual Meeting of Stockholders and 2011 Annual

Report are available at http://proxyreport.sealedair.com.

FOLD AND DETACH HERE

SEALED AIR CORPORATION

PROXY/VOTING INSTRUCTION CARD

FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The signer hereby appoints William V. Hickey, Tod S. Christie and H. Katherine White, or a majority of them as shall act (or if only one shall act, then that one) (the “Proxy Committee”), proxies with power of substitution to act and vote at the Annual Meeting of Stockholders of Sealed Air Corporation (the “2012 Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on May 17, 2012 at the Saddle Brook Marriott, 138 New Pehle Avenue, Saddle Brook, New Jersey 07663 and at any adjournments thereof. The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2012 Annual Meeting.

If the signer is a participant in Sealed Air Corporation’s Profit-Sharing Plan or its 401(k) Thrift Plan and has stock of Sealed Air Corporation allocated to his or her account, the signer instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2012 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2012 Annual Meeting. The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions. The plan trustee will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 11:59 p.m. (Eastern Time) on May 13, 2012.

The signer hereby revokes all proxies previously given by the signer to vote at the 2012 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation’s Proxy Statement for the 2012 Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE.

Address Change/Comments
(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO# 20450